Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

SUBLEASE

This sublease agreement (“Sublease”) is dated as of April 22, 2022 and it is by and between SICART ASSOCIATES LLC corporation (“Sublandlord”) a Delaware limited liability company having an office at 152 West 57th Street, 54th Floor, New York, NY 10019, and SQL TECHNOLOGIES CORP. D/B/A “SKY TECHNOLOGIES” (“Subtenant”), a NASDAQ listed corporation (symbol SKYX) with offices at 2855 W. McNab Road, Pompano Beach, Florida 33069.

WHEREAS, Carnegie Hall Tower II L.L.C. (“Landlord”), as lessor, and Sublandlord, as lessee, entered into a lease agreement dated August 31, 2016 (the “Lease”) providing for Sublandlord to rent and occupy the northern portion of the fifty-fourth (54th) floor (the “Premises”) having an agreed rentable area of 3,397 square feet in the building known as Carnegie Hall Tower located at 152 West 57th Street, New York, New York (the “Building”) for a term expiring on February 28, 2027; and

WHEREAS, the parties desire to provide for the subletting of the Premises as hereinafter set forth.

NOW THEREFORE, it is hereby agreed that:

1. DEMISE AND TERM; CONDITIONS OF SUBLEASE.

(a) Sublandlord represents and warrants that Exhibit #1, attached hereto and made a part hereof, is a true and complete copy of the Lease as redacted, and that such redactions relate solely to certain inapplicable financial and other matters that will not interfere with Subtenant’s performance of its obligations hereunder or under the Lease. The Premises is shown in Exhibit “A” of the Lease.

(b) Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises as provided in this Sublease. The term of this Sublease (the “Sublease Term”) shall commence on the date (the “Sublease Commencement Date”) that is the earlier to occur of (i) the date that the Premises is delivered by Sublandlord in the “Required Condition” (as defined in Section 12(a) hereof) and Subtenant is entitled to possession of the Premises and (ii) the date that Subtenant takes possession of the Premises (subject to understanding that Subtenant’s entry and access into the Premises solely for measurement and inspection prior to the Sublease Commencement Date as set forth below in paragraph (f) of this Section 1 shall not be deemed mean that Subtenant has taken possession of the Premises). The Sublease Term shall end on February 27, 2027 (the “Fixed Sublease Expiration Date”) or such earlier date that this Sublease shall terminate as provided herein (the “Sublease Expiration Date”). However, in no event shall the Sublease Commencement Date occur prior to the date that the fully executed “Landlord Consent” (as defined in Section 27 hereof) to this Sublease has been signed and delivered by Landlord; and if such date that the Landlord Consent has been fully executed and delivered is later than the date that would otherwise be the Sublease Commencement Date, then the Sublease Commencement Date shall be the date that the Landlord Consent is signed and delivered by Landlord.

(c) Subtenant waives the right to recover any damages which may result from Sublandlord’s failure to timely deliver possession of the Premises. If Sublandlord shall not timely deliver possession of the Premises in the manner required hereunder and provided Subtenant is not responsible for such inability to give possession, the Sublease Commencement Date hereunder shall not occur until Sublandlord shall deliver possession of the Premises to Subtenant, and no such failure to timely deliver possession shall in any way affect the validity of this Sublease or the obligations of Subtenant hereunder or give rise to any claim for damages by Subtenant or claim for rescission of this Sublease, nor shall the same in any way be construed to extend the Sublease Term. The parties agree that this Section 1(c) constitutes an express provision as to the time at which Sublandlord shall deliver possession of the Premises to Subtenant, and Subtenant hereby waives any rights to rescind this Sublease or recover damages which Subtenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York or any other law of like import now or hereafter in force.

(d) The foregoing notwithstanding, as Subtenant’s sole remedies, and in lieu of any recovery of monetary damages from Sublandlord, if the Sublease Commencement Date has not occurred by the date (the “Deadline Date”) that is six (6) business days after the Landlord Consent has been fully executed and delivered, then, at Subtenant’s election (a) the “Initial Abatement” [as defined below in Section 9(c) of this Sublease] shall be increased by an amount equal to one (1) day of Fixed Rent for each day that elapses after the Deadline Date to the Sublease Commencement Date, or (b) Subtenant may elect to terminate this Sublease by written notice to Sublandlord, whereupon this Sublease shall be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination), the Pre-Paid Rent and the Security Deposit shall be refunded within five (5) business days of such termination, and neither Sublandlord nor Subtenant shall have any further obligation or liability to the other party with respect to this Sublease (except for those provisions expressly stated herein to survive such termination). However, the Deadline Date shall be postponed by one day for each day that the Sublease Commencement Date is delayed due to force majeure.

(e) Upon determination of the Sublease Commencement Date, Sublandlord and Subtenant, at the request of either party, shall enter into an agreement confirming such date, but the failure of either or both of the parties to do so shall not affect the Sublease Commencement Date determined in accordance with this Sublease.

(f) Prior to the Sublease Commencement Date upon reasonable prior notice, Sublandlord shall allow Subtenant to enter and access the Premises for measurement and inspection only.

2. SUBORDINATE TO LEASE.

This Sublease is subject and subordinate to the Lease and the matters to which the Lease is or shall be subject and subordinate.

3. INCORPORATION BY REFERENCE.

(a) The terms, covenants and conditions of the Lease are incorporated herein by reference so that, except as set forth in Paragraph (b), Paragraph (c), and Paragraph (d) of this Section 3, and except to the extent that such incorporated provisions are inapplicable to, inconsistent with, or modified by the provisions of this Sublease, all of the terms, covenants and conditions of the Lease that bind or inure to the benefit of the lessor thereunder shall, in respect to this Sublease, bind or inure to the benefit of Sublandlord, and all of the terms, covenants and conditions of the Lease that bind or inure to the benefit of the lessee thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Owner” and “Tenant”, wherever the same appear in the Lease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease, and as if the words “demised premises” or “Demised Premises”, wherever the same appear in the Lease, were construed to mean “Premises” in this Sublease, and as if the word “Lease” or words of similar import, wherever the same appear in the Lease, were construed to mean this “Sublease”. References in the Lease to the “Term” and words of similar import shall mean the “Sublease Term” of this Sublease. References in the Lease to the “Commencement Date” shall mean the “Sublease Commencement Date” of this Sublease. References in the Lease to the “Expiration Date” shall mean the “Fixed Sublease Expiration Date” or the “Sublease Expiration Date”, as the case may be, of this Sublease. References in the Lease to the “Base Rent” shall mean the “Fixed Rent” set forth in this Sublease. References to the “Security Deposit” in the Lease shall mean the $161,357.00 Security Deposit of Subtenant as described below. Notwithstanding the foregoing, the time limits contained in the Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five (5) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Lease, unless such period is ten (10) or fewer days, in which instance Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the lessee thereunder.

(b) The following provisions of the Lease shall not be incorporated herein by reference and shall not apply to this Sublease: Article 37; Article 38; all references to “Rent Commencement Date”, “Owner’s Work” or “Post-Commencement Work” contained in the Lease; paragraph 42(c); paragraph 43(a); Article 46; Article 49; Article 54; and Article 57.

(c) The following provisions of the Lease are modified for the purposes of incorporating them into this Sublease: the references to a letter of credit in Article 34 or elsewhere in the Lease shall be deemed to mean the cash Security Deposit of Subtenant as described in this Sublease; the references in Article 39 to electricity being furnished on a “rent inclusion” basis shall not apply as Subtenant shall pay Sublandlord the “ERI Sum” described in the Lease as additional rent under this Sublease as described below.

(d) Anything contained in this Sublease or the incorporated provisions of the Lease to the contrary notwithstanding, any alterations of the Premises by or for Subtenant, any actual or constructive assignment of this Sublease by Subtenant, and any sub-subletting, licensing or other occupancy agreement with respect to all or any part of the Premises by Subtenant shall require the prior written consent of Sublandlord and Landlord except as otherwise provided in Section 15(e) of this Sublease. Sublandlord shall not unreasonably withhold or delay its consent as to any matter that Landlord has consented to, subject to the provisions of Section 13 of this Sublease.

4. PERFORMANCE BY SUBLANDLORD.

(a) Any obligation of Sublandlord that is contained in this Sublease by incorporating the provisions of the Lease (by reason of the same being an obligation of the Owner under the Lease) may be observed or performed by Sublandlord using reasonable efforts, after notice from Subtenant, to cause Landlord to observe and/or perform the same, and Sublandlord shall have a reasonable period of time to enforce its rights to cause such observance or performance. Anything contained herein or in the incorporated provisions of the Lease to the contrary notwithstanding, Sublandlord shall not be required to perform any obligation of Landlord under the Lease, and Sublandlord shall have no liability to Subtenant for the failure of Landlord to perform any obligation under the Lease, unless such failure is caused by the willful breach of the Lease by Sublandlord or the negligence or willful misconduct of Sublandlord. In no event shall Sublandlord have any liability for any of the representations of the Landlord contained in the Lease nor shall Sublandlord be required to furnish any of the services that are required to performed or provided by Landlord under the Lease. Sublandlord shall use commercially reasonable efforts to have Subtenant obtain the services of Landlord that the lessee is entitled to under the Lease for the Premises at Subtenant’s sole cost, risk, and expense. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublandlord’s rights under the Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that are appurtenant to, or supplied at or to, the Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service and cleaning service, if any. No failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement or reduction of Subtenant’s obligations under this Sublease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sublandlord. Sublandlord shall have no obligation to provide any services whatsoever but Sublandlord shall not interfere with any services that Landlord is supposed to provide. The foregoing notwithstanding, if any breach of the Lease by Landlord gives rise to a rent abatement or refund under the Lease, Sublandlord shall pass along such abatement or refund to Subtenant on a proportionate basis. For example, if rent is 100% abated for ten (10) days under the Lease during the Sublease Term due to Landlord’s failure to provide services or for any other fault of Landlord, then rent would be 100% abated under this Sublease for such ten (10) day period.

(b) If Subtenant gives Sublandlord written notice reasonably claiming that Landlord is not performing, fulfilling or observing Landlord’s covenants, agreements and obligations contained in the Lease, setting forth with reasonable specification and detail the nature of such non-performance, and requesting that Sublandlord seek performance by Landlord, Sublandlord shall reasonably promptly request Landlord that Landlord perform and use commercially reasonable efforts to cause Landlord to so perform, fulfill or observe (at Subtenant’s expense); it being agreed, however, that Sublandlord shall not be required bring a lawsuit, proceeding or action against Landlord.

5. NO BREACH OF LEASE. Neither Sublandlord nor Subtenant shall not do or permit to be done any act or thing that will constitute a breach or violation of any term, covenant or condition of the Lease by the lessee thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

6. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Landlord.

7. INDEMNITY; INSURANCE.

(a) During the Sublease Term, Subtenant shall have sole custody and control of the Premises. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which Sublandlord may incur or pay by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord and/or Sublandlord’s employees, agents, contractors, employees and invitees (subject to the terms of Section 8 hereof) (ii) any breach or default hereunder on Subtenant’s part, (iii) any work done or Alterations performed in or to the Premises by Subtenant and/or Subtenant’s employees, agents, contractors, invitees or any other person claiming through or under Subtenant, or (iv) any act, omission or negligence on the part of Subtenant and/or Subtenant’s employees, agents, customers, contractors, invitees, or any other person claiming under or under through Subtenant. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which Subtenant may incur and pay by reason of (i) any breach or default hereunder or under the Lease on Sublandlord’s part, or (ii) Sublandlord’s failure to timely pay the Base Rent or Additional Rent to the Landlord pursuant to the Lease. The respective indemnification provisions of this Sublease are subject to the waiver of subrogation and insurance provisions of this Sublease and the incorporated provisions of the Lease, with the understanding that neither party shall be liable to the other for consequential, indirect, punitive or special damages (but nothing contained herein shall relieve Subtenant of liability to Sublandlord for holding over after the end of the Sublease Term).

(b) Subtenant shall (i) maintain with respect to the Premises all insurance that Sublandlord is required to maintain under the Lease, naming Sublandlord, Landlord and any other parties required by the Lease as additional insureds or loss payees, as applicable, and (ii) prior to the Sublease Commencement Date, and in advance of taking possession of the Premises, performing any work, or moving in any of its personal property, shall deliver to Sublandlord appropriate certificates of such insurance, including copies of endorsements or clauses in the applicable insurance policies that evidence waivers of subrogation and naming of additional insureds. Subtenant shall deliver to Sublandlord evidence of each renewal or replacement of a policy prior to the expiration of such policy. If Landlord requires sooner delivery of certificates of insurance, Subtenant shall furnish the same on a timely basis.

(c) Anything contained in this Sublease to the contrary notwithstanding, Subtenant acknowledges and agrees with Sublandlord that if Subtenant has not provided the insurance certificates required of Subtenant as of the Sublease Commencement Date, Sublandlord may refuse to give Subtenant keys to, or possession of the Premises until the required certificates of insurance are delivered to Sublandlord but the commencement of the term of this Sublease and Subtenant’s rental obligations shall not be postponed. Sublandlord’s refusal to deliver possession for lack of the required insurance shall not support a right of Subtenant to rescind or any other remedy of Subtenant. The provisions of this paragraph are deemed to be an express “provision to the contrary” within the meaning of New York Real Property Law Section 223-A.

(d) Subject to the provisions of Paragraph 7(b) above, Sublandlord shall maintain all insurance that Sublandlord is required to maintain under the Lease.

(e) Subtenant’s liability insurance shall name as additional insureds the Landlord and the members, entities or individuals comprising Landlord, and the holder of any mortgage on the Building plus Sublandlord and its members, shareholders, employees, officers, directors and agents. Subtenant’s property insurance shall include waiver of subrogation in favor of the parties that are named as additional insureds in Subtenant’s liability insurance policies.

(f) Sublandlord shall have the same remedies for Subtenant’s breach of this Sublease that Landlord has for Sublandlord’s breach of the Lease.

8. MUTUAL WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Sublandlord and Subtenant each hereby release and relieve the other, and they each waive their entire right to recover damages against the other, for loss or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Sublandlord or Subtenant, as the case may be, so long as the insurance is not invalidated thereby.

9. RENT.

(a) Subtenant shall pay to Sublandlord rent (“Fixed Rent”) of $322,715.00 per annum, payable in equal advance monthly installments of $26,892.92 on the first day of each month during the Sublease Term (except as expressly provided otherwise in this Sublease) without prior demand, offset or deduction. The Fixed Rent does not include electricity charges, i.e., the “ERI Sum” described in the Lease, hereinafter called the “Fixed Electricity Charge”, which shall be paid by Subtenant at the rate of $11,040.25 per year ($920.02 per month) in advance monthly installments on the first day of each month in the Sublease Term without prior demand, offset or deduction, except as otherwise provided in Section 9(b) below. The Fixed Rent is subject to increases as provided in Section 9(d) below.

(b) The first monthly installment of Fixed Rent in the sum of $26,892.92 plus $920.02 for one month of the Fixed Electricity Charge shall be paid on the execution of this Sublease by Subtenant in the total sum of $27,812.94 (the “Prepaid Rent”) and applied to first rents coming due under this Sublease. If the Sublease Commencement Date shall not be the first day of a month, then, once the Sublease Commencement Date is known, the Pre-Paid Rent for such partial month shall be prorated on a per diem basis, and any excess amount paid on the execution of this Sublease shall be credited to the next rents coming due under this Sublease.

(c) If Subtenant is not in default under this Sublease and it remains in full force and effect, Subtenant shall be entitled to a rent abatement in the total sum of $53,785.83 (the “Initial Abatement”) which will be applied in reduction of Subtenant’s rental obligation coming due under this Sublease immediately following the application of the Prepaid Rent. If this Sublease shall be terminated for Subtenant’s default, any portion of the Initial Abatement previously issued to Subtenant shall be paid to Sublandlord as Additional Rent and any portion of the Initial Abatement not previously issued shall be waived by Subtenant.

(d) As used herein, “Sublease Year” means successive twelve (12) calendar month periods, with the first (1st) Sublease Year to begin on the first day of the month in which the Sublease Commencement Date occurs. On the first day of the second (2nd) Sublease Year, the Fixed Rent shall be multiplied by one hundred three percent (103%) to equal $332,396.45 per year ($27,699.70 per month). On the first day of the third (3rd) Sublease Year, and on the first day of each Sublease Year thereafter during the Sublease Term, the Fixed Rent (as previously increased under this paragraph) shall be multiplied by one hundred three percent (103%). The cumulative compounded annual three percent (3%) increases in Fixed Rent described in this paragraph are in lieu of the tax and operating expense escalation charges set forth in Articles 37 and 38 of the Lease. The foregoing provisions of this paragraph are illustrated in the chart below:

FIXED RENT

(e) Fixed Rent and all other amounts (“Additional Rent”) payable by Subtenant to Sublandlord under the provisions of this Sublease shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff. However, Additional Rent shall be payable within ten (10) days after it is billed (but payment shall be without prejudice to any dispute raised within 60 days after the end of such 10 day period), and Subtenant shall provide Sublandlord with an email address to send bills electronically to Subtenant. Fixed Rent and Additional Rent shall be paid to Sublandlord by wire transfer to such account of Sublandlord as shall be designated by Sublandlord from time to time. As of the date hereof, the wiring instructions therefor are as follows: Account Name:_[***], Bank: [***], ABA Routing Number for wired funds: [***], ABA Routing Number for ACH transfers: [***]; Account Number: [***]. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent. Sublandlord may accept any payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord. Any provisions in the Lease incorporated herein by reference (whether capitalized or lower case) referring to “fixed rent,” “annual rent,” “Base Rent,” “rent,” “additional rent,” “escalations,” “payments” or “charges” or words of similar import shall be deemed to refer to Fixed Rent and Additional Rent due under this Sublease.

(f) The Fixed Rent to be paid by Subtenant to Sublandlord under this Sublease is in lieu of the Base Rent which Sublandlord remains obligated to pay Landlord under the Lease. Subtenant shall pay all additional rent described in the Lease with respect to the Premises in and for the Term of this Sublease and any holdover period (but Subtenant shall have no right to hold over) as Additional Rent under this Sublease except if and as expressly provided otherwise in this Sublease. Subtenant shall perform all obligations of the lessee under the Lease with respect to the Premises during the Sublease Term except if and as expressly provided otherwise in this Sublease. Sublandlord shall timely pay to Landlord all amounts of Base Rent and Additional Rent due and owing to Landlord under the Lease.

(g) The Additional Rent obligations of Subtenant shall include, but not be limited to, payment for any extra cost services provided to Subtenant or the Premises that Sublandlord is liable for under the Lease in and for the Sublease Term pursuant to Article 50, Article 53, Article 61 or otherwise.

10. ELECTRICITY, UTILITIES AND OTHER CHARGES.

(a) The electricity charges under Article 39 of the Lease for the Premises are not included in the Fixed Rent payable by Subtenant as described above. If Sublandlord pays to Landlord, the utility company, or any other third-party provider, the electricity or other utility charges that Subtenant is responsible for (separate from the Fixed Electricity Charge), Subtenant shall reimburse Sublandlord within ten (10) business days after demand as Additional Rent.

(b) Except to the extent provided by Landlord to Sublandlord without additional charge under the Lease, Subtenant shall pay as Additional Rent under this Sublease all water, sprinkler, steam, chilled water, and other utility and energy costs, and related charges and administrative fees and taxes thereon related to the Premises and payable by Sublandlord as lessee under the Lease, if any, within ten (10) business days following Sublandlord’s delivery of an invoice therefor; provided, however, in no event shall Sublandlord have any direct obligation to provide any of the foregoing.

(c) Subtenant shall be solely responsible for and pay as Additional Rent under this Sublease upon ten (10) business days demand all additional rent and other actual out-of-pocket charges incurred or due by Sublandlord to Landlord under the Lease as a result of (i) a breach of this Sublease by Subtenant, (ii) any demand by Subtenant for any additional or overtime services (including, without limitation, overtime HVAC, above-standard cleaning, above-standard refuse removal, overtime freight elevator and condenser water, if any), and (iii) any additional costs or charges incurred as a result of Subtenant’s use and occupancy of the Premises (including, without limitation, charges as a result of high-density occupancy or charges as a result of the issuance of any access cards to the Building for Tenant’s employees or personnel).

(d) If Subtenant requires any utilities or other services that are not provided by Landlord under the Lease (such as internet service), subject to the terms and conditions of the Lease, Subtenant shall make all arrangements therefor directly with the provider and pay all costs thereof.

(e) Subtenant shall obtain its own telecommunications services (voice, video, data, and internet) at Subtenant’s sole cost, risk, and expense and Sublandlord shall have no liability whatsoever with respect to telecommunications.

11. USE. Subtenant shall use and occupy the Premises only for the uses permitted under the Lease, and for no other purpose. Subtenant shall not violate the prohibitions on use contained in the Lease. No representation or warranty is made by Sublandlord, and nothing contained in this paragraph or elsewhere in this Sublease, shall be deemed to be a representation or warranty by Sublandlord that the Premises may be lawfully used for Subtenant’s intended purposes; and Sublandlord shall have no liability whatsoever to Subtenant if such use is not permitted by the present certificate of occupancy or any applicable zoning or other law or ordinance. Subtenant shall comply with (a) the Lease, (b) any certificate of occupancy relating to the Building or the Premises, if any, (c) all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments asserting jurisdiction over the Premises and (d) all requirements applicable to the Premises of the board of fire underwriters and/or the fire insurance rating or similar organization performing the same or similar function. Sublandlord shall comply with all of the obligations of the lessee under the Lease, including, but not limited to, any obligation of Sublandlord as the lessee under the Lease to remedy conditions in violation of law prior to the Sublease Commencement Date, other than those obligations that are the obligation of Subtenant pursuant to this Sublease.

12. CONDITION OF PREMISES.

(a) On the Sublease Commencement Date, Sublandlord shall deliver the Premises to Subtenant vacant and free of Sublandlord’s personal property (other than the “Furniture” defined below), broom clean and otherwise in “as is” condition (the “Required Condition”). Prior to the Sublease Commencement Date, Sublandlord shall remove all items of Sublandlord’s personal property not identified as Furniture.

(b) Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, fixtures, equipment, decorations or other items to make the Premises ready or suitable for Subtenant’s occupancy. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises, or any other matter affecting or relating to the Premises, except if and as expressly provided in this Sublease. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

(c) Sublandlord shall have no obligation to provide any services to Subtenant or the Premises, and any services required to be performed and/or paid for by the lessee under the Lease, including, but not limited to, any HVAC service, maintenance, repair or replacements, shall be performed and paid for by Subtenant as required by the Lease.

13. CONSENTS AND APPROVALS.

A. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from Landlord under the Lease. If Subtenant shall seek the approval or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval pursuant to the terms of this Sublease or the Lease, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance.

B. For Subtenant’s assignments, sub-subleases, construction and the like that require Landlord consent under the Lease, Sublandlord shall consent to any matter that Landlord consents to, and if Landlord’s consent is conditional, Sublandlord’s consent shall be subject to the same conditions. The provisions of the previous sentence are subject to Subtenant indemnifying Sublandlord for all claims, demands, causes of action, damages, costs, fees and expenses with respect to any matter that Sublandlord has consented to or that Sublandlord’s consent is not required for. For example, if Subtenant performs any “specialty” installations (as described in Article 48 of the Lease) with Landlord’s consent, Subtenant shall be responsible for the removal and restoration obligations of the lessee in the Lease when the Sublease Term ends, and such obligations shall survive the end of the Sublease Term.

14. TERMINATION OF LEASE.

(a) If for any reason the term of the Lease shall terminate prior to the expiration of this Sublease, this Sublease shall thereupon be terminated (except as to such provisions that this Sublease expressly provides shall survive a termination) and, except if such termination is due to a breach by Sublandlord of the terms of this Sublease or the Lease, Sublandlord shall not be liable to Subtenant by reason thereof.

(b) Any and all applicable termination rights of the lessee under Lease shall be exercisable only by Sublandlord in the exercise of its good faith discretion.

15. ASSIGNMENT AND SUBLETTING.

(a) Subtenant shall not, by the sale of all or substantially all of its assets, the sale of fifty percent (50%) or more of any class of its capital stock or voting securities or equity interest, a transfer of control of Subtenant by operation of law or otherwise, assign, sell, mortgage, pledge or in any other manner transfer or encumber this Sublease or any interest therein, or sub-sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by anyone other than Subtenant (any of the foregoing, a “Transfer”), without the prior written approval of Landlord and Sublandlord in each instance, which approval from Landlord and Sublandlord shall be granted or withheld in accordance with the terms and conditions of the Lease (with respect to Sublandlord’s consent, as incorporated by reference). The provisions of this paragraph are subject to Section 15(e) below.

(b) Sublandlord’s refusal to consent to any Transfer shall be deemed reasonable if consent to such Transfer has not been obtained from Landlord under the Lease. The provisions of this paragraph are subject to Section 15(e) below.

(c) If this Sublease shall be assigned or if the Premises or any part thereof be further sublet or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant, and, if Sublandlord does so, it shall apply the net amount collected to the Base Rent, Additional Rent and other charges herein reserved, but no such assignment, sub-subletting, occupancy or collection shall be deemed a waiver of Subtenant’s covenants under this Section 15, or the acceptance by Sublandlord of the assignee, sub-subtenant or occupant as sublessee hereunder or a release of Subtenant from the further performance by Subtenant of any of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed hereunder.

(d) In the event of any Transfer (whether or not consented to), Subtenant shall (x) pay all fees and costs, if any, that Sublandlord is required to pay to Landlord under the Lease in connection with such Transfer and (y) reimburse Sublandlord for all reasonable, third-party fees actually incurred by Sublandlord in connection with such Transfer (including, without limitation, reasonable attorneys’ fees).

(e) The foregoing notwithstanding, the parties acknowledge and agree that as long as Subtenant is a public corporation having its common stock listed on a national securities exchange, a change of ownership or control of Subtenant will not require the consent of Sublandlord or Landlord; and the acceptable form of Landlord Consent shall include such a provision.

16. ALTERATIONS.

A. Subtenant shall not make, cause, suffer or permit the making of any alterations, changes, replacements, improvements, installations or additions (“Alterations”) in, to or about the Premises, without the prior written approval of Sublandlord and Landlord in each instance if and as required in accordance with the applicable terms and conditions of the Lease (with respect to Sublandlord’s consent, as incorporated by reference). All Alterations shall be subject to the applicable terms and conditions of the Lease, including without limitation obtaining the consent of Landlord to the contractors performing the Alterations and giving prior notice. Subtenant shall (x) pay all fees and costs, if any, that Sublandlord is required to pay to Landlord under the Lease in connection with such Alterations, (y) reimburse Sublandlord for all reasonable, third-party fees actually incurred by Sublandlord in connection with such Alterations (including, without limitation, reasonable attorneys’ fees) and (z) indemnify, defend and hold Sublandlord harmless on demand with respect to any and all claims and demands relating to Alterations. In any event, Subtenant shall not make any Alteration that Landlord will require removal of when the term of the Lease ends without assuming the restoration and removal obligations as to such Alteration set forth in the Lease.

B. Subtenant has advised Sublandlord that Subtenant is engaged in the business of marketing technology for the installation of electrical fixtures such as lighting fixtures and ceiling fans. Accordingly, Subtenant wants to replace two existing linear LED fixtures (at the locations in the existing lounge area shown in Exhibit #3, attached hereto and made a part hereof), with electrical fixtures, lighting fixtures and ceiling fans and display such fixtures at other locations in the Premises (the “Permitted Work”). The acceptable form of Landlord Consent for the Sublease shall include Landlord’s consent for the Permitted Work subject to Subtenant’s submission of the requisite plans, drawings, specifications, and any necessary building permits for Landlord’s review and approval, and Subtenant’s compliance with the other applicable provisions of the Lease relating to Subtenant’s performance of the Permitted Work, including, but not limited to, the requirement that Tenant remove Tenant’s Permitted Work and restore the Premises to the condition it was in prior to the performance of the Tenant’s Permitted Work upon expiration or sooner termination of the Sublease.

17. BROKERAGE. Subtenant and Sublandlord each represent to the other that it has not dealt with any broker, agent or finder in connection with this Sublease other than NEWMARK and PIONEER GROUP, LLC Subtenant and Sublandlord each agree to indemnify, defend and hold the other harmless from and against any costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from a breach by the indemnifying party of the foregoing representation. Sublandlord shall compensate NEWMARK and PIONEER GROUP, LLC for this Sublease pursuant to a separate agreement between Sublandlord and them, provided that this Sublease is fully executed and delivered by the parties and approved by the Landlord as necessary for this Sublease to become effective.

18. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Each party hereby waives all right to trial by jury in any summary or other action, proceeding, or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Premises (including the use and/or occupancy thereof) and any claim of injury or damages with respect thereto. Subtenant also hereby waives all right to assert or interpose a counterclaim (but not the right to assert any mandatory counterclaims) in any summary proceeding or other action or proceeding brought by Sublandlord to recover or obtain possession of the Premises or for nonpayment of Base Rent or Additional Rent. The provisions of this Section 18 shall survive the expiration or earlier termination of this Sublease.

19. HOLDOVER. If vacant and exclusive possession of the Premises is not surrendered to Sublandlord on the expiration or earlier termination of this Sublease, Sublandlord shall be entitled to the remedies contained in the Lease and Subtenant shall indemnify Sublandlord for any and all liability to Landlord arising from such holding over by Subtenant or anyone claiming under or through Subtenant. The provisions of this Section 19 shall survive the expiration or earlier termination of this Sublease.

20. SECURITY DEPOSIT.

(a) Cash Security Deposit. A cash security deposit in the sum of $161,357.50 shall be delivered upon Subtenant’s execution of this Sublease and held in accordance with the incorporated provisions of Article 34 of the Lease.

(b) In the event Sublandlord assigns or otherwise transfers its interest in the Lease and this Sublease, Sublandlord shall have the right to transfer the Security Deposit hereunder to the transferee, and Sublandlord shall, after notice to Subtenant of such transfer, including the name and address of the transferee, be released by Subtenant from all liability for the return of the Security Deposit. In such event, Subtenant agrees to look solely to the transferee for the return of the Security Deposit. The foregoing notwithstanding, Sublandlord shall not assign this Sublease independent of an assignment of the Lease, Sublandlord shall not be relieved of any liability to Subtenant under this Sublease in connection with Sublandlord’s assignment except if, as, and to the extent that, Landlord relieves Sublandlord of liability as the lessee under the Lease.

21. SURRENDER. Subtenant shall, on or prior to the expiration or earlier termination of this Sublease (i) remove all of Subtenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings and other items of personal property which are removable without material damage to the Building and any other items required to be removed in accordance with and subject to applicable provisions of the Lease (as incorporated by reference), including any alterations made by Subtenant and (ii) otherwise surrender to Sublandlord the Premises, vacant, broom-clean and in good order and condition ordinary wear and tear excepted. (The “Furniture” shall be disposed of in accordance with the terms of Section 30 hereof.) In the event that any Alterations to the Premises are performed by or on behalf of Subtenant that Landlord requires removal of and any restoration of the Premises to the original condition, Subtenant shall be liable for such removal and restoration prior to the expiration or earlier termination of this Sublease. Subtenant agrees to reimburse Sublandlord for all costs and expenses incurred in removing and storing Subtenant’s property, or repairing any damage to the Premises caused by or resulting from Subtenant’s failure to comply with the provisions of this Section 21. The provisions of this Section 21 shall survive the expiration or earlier termination of this Sublease. It is understood and agreed that any removal and restoration obligations under the Lease with respect to any alteration made by Sublandlord shall remain the sole responsibility of Sublandlord.

22. NO WAIVER. Sublandlord’s receipt and acceptance of Fixed Rent or Additional Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. Subtenant’s payment of Fixed Rent or Additional Rent with knowledge of Sublandlord’s breach shall not be deemed to be a waiver by Subtenant. No waiver by either party of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the waiving party. Sublandlord’s remedies shall be cumulative and the mention of any particular remedy shall not negate the existence of any and all other remedies for breach available to Sublandlord at law or in equity.

23. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer by Sublandlord of the leasehold estate under the Lease and this Sublease, the Sublandlord shall be entirely relieved and freed of all obligations that arise or accrue under this Sublease after the effective date of such assignment or transfer except as otherwise provided in Section 20(b) of this Sublease.

24. LIABILITY OF SUBLANDLORD AND SUBTENANT. Sublandlord’s employees, officers, directors, members or shareholders, disclosed or undisclosed, shall have no personal liability under this Sublease. Subtenant’s employees, officers, directors, members or shareholders, disclosed or undisclosed, shall have no personal liability under this Sublease.

25. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York without regard to conflicts of law or other principles which could apply the laws of any other jurisdiction. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease binding upon Subtenant shall be deemed and construed as a separate and independent covenant of Subtenant, not dependent on any other provision of this Sublease unless otherwise expressly provided in this Sublease. This Sublease may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. Signatures pages transmitted via facsimile or other electronic means shall be acceptable and be deemed to be an original signature page.

26. NOTICES. All notices, requests, demands and other communications with respect to this Sublease shall be in writing, shall be delivered by hand (against signed receipt) or sent by registered or certified mail (return receipt requested), or nationally recognized overnight courier (with verification of delivery) to the following addresses:

If to Sublandlord prior to the Sublease Commencement Date:

Sicart Associates, LLC

152 West 57th Street – 54th Floor

New York, NY 10019

646.713.8489

Attention: Mr. Bogumil Baranowski

Email – [***]

If to Sublandlord on or after the Sublease Commencement Date:

Sicart Associates, LLC

2062 Lee Avenue

Merrick NY 11566

646.713.8489

Attention:_Ms. Patsy Jaganath

Email:_ [***]

Tel: [***]

If to Subtenant prior to the Sublease Commencement Date:

At the address set forth on page 1 of this Sublease, with an additional copy to:

Thompson Hine LLP

41 High Street, Suite 1700

Columbus, Ohio 43215-6101Attention:_Rob D. Powell, Esq.

Email:_[***]

If to Subtenant after the Sublease Commencement Date:

SQL Technologies Corp. d/b/a “Sky Technologies”

152 West 57th Street – 54th Floor

New York, NY 10019

Attention: Patty Barron, COO

Email:_[***]

or to such other address or addresses as Sublandlord or Subtenant may designate from time to time. Any such notices, requests, demands and other communications shall be deemed to have been received on the third (3rd) business day after the mailing thereof if mailed in accordance with the terms hereof or upon hand delivery if delivered by hand or one business day following deposit with the overnight courier if delivered by overnight courier. Notice delivered by legal counsel to the parties on behalf of such counsel’s client in accordance with the terms of this Section 26 shall be deemed effective notice. Anything contained herein or in the Lease to the contrary notwithstanding, electronic copies of all notices shall be sent simultaneously by email to the parties at the email addresses shown above subject to the right of either party to change its email addresses for notices on at least five (5) days prior notice to the other party.

27. CONSENT OF LANDLORD UNDER LEASE.

A. This Sublease shall convey no rights to Subtenant until Landlord shall have given its written consent hereto in accordance with the terms of the Lease in form and substance reasonably satisfactory to Sublandlord and Subtenant (the “Landlord Consent”). Sublandlord and Subtenant shall use good faith efforts to obtain the Landlord Consent promptly following the date hereof, including, without limitation, Subtenant furnishing financial and other relevant information about Subtenant. If Landlord fails or refuses to give Landlord Consent to this Sublease for any reason whatsoever within forty-five (45) days after the date that the parties have signed and delivered this Sublease and Sublandlord has collected the Pre-Paid Rent and the Security Deposit due upon execution hereof, (i) Sublandlord shall not be obligated to take any further action to obtain Landlord Consent and (ii) Sublandlord and Subtenant each may elect to terminate this Sublease by written notice to the other, whereupon this Sublease shall be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination), the Pre-Paid Rent and the Security Deposit shall be refunded within five (5) business days of such termination, and neither Sublandlord nor Subtenant shall have any further obligation or liability to the other party with respect to this Sublease (except for those provisions expressly stated herein to survive such termination). Any counsel fees or other charges required to be paid to, or for the Landlord or its agent(s) in connection with the application for the Landlord Consent shall be shared equally by the parties and such obligations shall survive any cancellation for lack of the Landlord Consent.

B. The acceptable form of Landlord Consent for the Sublease shall include Landlord’s consent for the Permitted Work [defined in Section 16(b) of this Sublease] subject to Subtenant’s submission of the requisite plans, drawings, specifications, and any necessary building permits for Landlord’s review and approval, and Subtenant’s compliance with the other applicable provisions of the Lease relating to Subtenant’s performance of the Permitted Work, including, but not limited to, the requirement that Tenant remove Tenant’s Permitted Work and restore the Premises to the condition it was in prior to the performance of the Tenant’s Permitted Work upon expiration or sooner termination of the Sublease.

C. It shall be a material provision of the Landlord Consent that Landlord accept and agree to the provisions of Section 15(e) of this Sublease.

D. The parties shall sign and deliver the Landlord Consent once it is in form and substance reasonably acceptable to both of them.

28. SEVERABILITY. If any provision hereof is held invalid or unenforceable, the remainder shall be valid and enforceable to the fullest extent permitted by law.

29. SIGNS. Subtenant may not install any sign, other than in accordance with and subject to the Lease, including without limitation obtaining the prior written approval of Landlord and Sublandlord in each instance, which approval from Landlord and Sublandlord shall be granted or withheld in accordance with the terms and conditions of the Lease (with respect to Sublandlord’s consent, as incorporated by reference). Sublandlord shall have no liability to Subtenant for the failure of Landlord to consent to Subtenant’s sign. Subtenant shall be solely responsible for the costs for any installation, maintenance and removal such sign(s). Sublandlord shall cooperate with Subtenant so that Landlord puts Subtenant’s name on the ground floor lobby building directory promptly after issuance of the Landlord Consent in accordance with Article 45 of the Lease provided that there is a ground floor lobby building directory.

30. FURNITURE. Sublandlord had previously outfitted the Premises with certain office equipment and furniture (the “Furniture”) as more particularly described in Exhibit#2, attached hereto and made a part hereof. Sublandlord is subletting the Premises to Subtenant with the Furniture in place “as is” for a rental charge of one dollar ($1.00) only for the Furniture. Sublandlord is making no representations or warranties as to the condition, merchantability or fitness for any particular purpose of the Furniture. Sublandlord shall have no responsibility for the repair, maintenance and replacement of the Furniture. Subtenant may not, without Sublandlord’s written approval, remove the Furniture from the Premises during the Term. Subtenant shall insure, repair, replace and maintain the Furniture in the same condition it was delivered in (reasonable wear and tear excepted) at Subtenant’s sole cost, risk and expense, as personal property rented to Subtenant. When the Sublease Term ends, Subtenant shall return the Furniture to Sublandlord in the Premises in the same condition that such Furniture was delivered in, reasonable wear and tear excepted. Subtenant’s obligations under this Section 30 shall survive the end of the Sublease Term.

31. DISCLOSURE. Each of the parties to this Sublease hereby acknowledges and agrees that the other party may disclose this Sublease and its exhibits to the extent such party’s counsel reasonably determines such disclosure is necessary for such party to comply with the requirements of any applicable laws and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SICART ASSOCIATES, LLC

By:	/s/ Bogumil Baranowski
Name:	Bogumil Baranowski
Title:	Managing Member

SQL TECHNOLOGIES CORP.

By:	/s/ John P. Campi
Name:	John P. Campi
Title:	Chief Executive Officer

Exhibit #1

Redacted Lease

[EXHIBIT #1 of this Sublease has been attached behind Exhibit #3 of this Sublease.]

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (this "Lease" or "lease"), made as of August 31, 2016, by and between **CARNEGIE HALL TOWER II L.L.C.**, a New York limited liability company, having an office at c/o TF Cornerstone Inc., 387 Park Avenue South, 7th Floor, New York, New York 10016, Attn: Office Leasing Department hereinafter referred to as "Owner", and **SICART ASSOCIATES, LLC**, a Delaware limited liability company, having its principal office and place of business at c/o Pearlman & Miranda 2 Broad Street, Suite 510 Bloomfield, NJ 07003 hereinafter referred to as "Tenant."

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the fifty-fourth (54th) floor (the "Demised Premises" or "demised premises") in the building known as 152 West 57th Street, a/k/a Carnegie Hall Tower in the appurtenances thereto, (the "Building" or "building"), for a term (the "Term" or "term") of approximately ten (10) years and six (6) months (or until such term shall cease and expire or be sooner terminated or further extended as hereinafter provided), which shall commence upon the commencement date specified in the Basic Lease Provisions set forth below (the "Commencement Date"), and shall expire nevertheless upon the expiration date specified in the Basic Lease Provisions set forth below (the "Expiration Date"), both dates inclusive, at the annual base rental rates specified in the Basic Lease Provisions set forth below.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Basic Lease Provisions: The following provisions (the "Basic Lease Provisions") indicate certain specific relevant terms of this lease to be incorporated by reference in the referenced Section s and elsewhere in the lease. Capitalized words and terms indicated in parenthetical and quotations shall have the meanings as hereinafter set forth or as elsewhere defined within this lease. In the event of a conflict between the provisions of this Section and any other provisions of this lease, the latter shall control.

Demised Premises:	A portion of the fifty-fourth (54th) floor in the Building as shown hatched on Exhibit A hereof.
Term:	Ten (10) years and six (6) months.
Commencement Date:	September 1, 2016
Expiration Date:	February 28, 2027
Rent Commencement Date:	[***]
	Any abatement of Base Rent under this Lease shall be exclusive of any portion thereof which constitutes

1773018.3 25544-0104-000

the ERI Sum.
Base Rent (inclusive of the ERI Sum):	(i) [***] per annum ($ [***] per month) for the period commencing on the Commencement Date to and including August 31, 2021; (ii) [***] per annum ($ [***] per month) for the period commencing on September 1, 2021 to and including the Expiration Date.
ERI Sum:	Initially $11,040.25 per annum, subject to increase pursuant to Article 39.
Payment Due from Tenant on Lease Execution:	Payment of the installment of Base Rent for the first full calendar month of the Term plus delivery of the Security Deposit.
Security Deposit:	$ [***] in accordance with Articles 34 and 54.
Tenant's Proportionate Share:	0.62%
Operating Base Year:	Calendar year 2017.
Tax Base Year:	Calendar year 2017 (i.e. the average of the fiscal year July 1, 2016 through June 30, 2017 and the fiscal year July 1, 2017 through June30, 2018).
Permitted Use:	General and executive offices for the conduct of Tenant's business and for no other purpose.
Guarantor(s):	N/A.
Broker:	Newmark Grubb Knight Frank
Addresses for Notices:	In the manner described in Article 28 as follows: To Tenant prior to the

2

Commencement Date:

c/o Pearlman & Miranda
2 Broad Street (Suite 520)
Bloomfield, New Jersey 07003

To Tenant following the Commencement Date:

The Premises

To Owner:

Carnegie Hall Tower II, L.L.C.
c/o TF Cornerstone Inc.
387 Park Avenue South
7th floor
New York, New York 10016
Attn: Office Leasing Department

3

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

This Standard Form of Office Lease, dated as of August 31, 2016, together with the Basic Lease provisions, the Notes and the rider annexed hereto (with all exhibits and attachments thereto), shall constitute the Agreement of Lease between Carnegie Hall Tower II L.L.C., as Owner, and Sloan Associates, LLC, a Delaware limited liability company, as Tenant, and covering a portion of the fifty-fourth (54th) floor at 152 West 57th Street, a/k/a Carnegie Hall Tower, New York, New York.

Rent: 1. Tenant shall pay the Base Rent as provided in the Basic Lease provisions section of this Lease and as hereinafter provided. Tenant agrees to pay Base Rent (together with additional rent and other charges hereinafter provided) to Owner or such other party as Owner may designate, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment in equal monthly installments in advance on the first (1st) day of each month during the Term at the office of owner or such other place as Owner may designate, without any set-off or deduction whatsoever except that Tenant shall pay the Payment Due from Tenant on Lease Execution as set forth in the Basic Lease Provisions Section of this Lease upon the execution and delivery hereof by Tenant. If the Commencement Date does not occur on the first (1st) day of a calendar month, Tenant shall pay, within five (5) days after the Commencement Date, a pro rata portion of the Base Rent attributable to the period from and including the Commencement Date through and including the last day of the calendar month in which the Commencement Date occurs.

Occupancy: 2. Tenant shall use and occupy the demised premises only for the Permitted Use as set forth in the Basic Lease Provisions Section of this lease and for no other purpose

Tenant Alterations 3. Tenant shall, make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

1

2

Maintenance and Repairs 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in questions, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain and repair the public portions of the building, both exterior and interior and those other elements as set forth in Article 50 of this Lease, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance, shall cause the same to be operated in a good and workmanlike manner, shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Subject to the Owner's obligations to deliver the Demised Premises in the condition described in this Lease and its obligations of maintenance, repair and restoration set forth herein, Tenant shall, throughout the term of the lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time as appropriate. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others, making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building, including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other Casualty, which are dealt with in Article 9 hereof.

3

Window Cleaning 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements Of Law, Fire Insurance, Floor Loads 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority

1773030.2 26544-0104-000

having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located 4 therein over that are ~~in effect prior to the commencement of Tenant's occupancy~~. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings 4a sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request. 4b

Property Loss, Damage Reimbursement Indemnity 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or 4c employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contactors, employees, invitees, or licensees of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in 4d writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially 4c complete, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without 5 prejudice however, to ~~landlord's~~ rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a 5a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's 5b obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or othe1212124rwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, 6 improvements, or appurtenances ~~removable by~~ Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent, Domain 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage Etc. 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in

RIDER[1] attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in an emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last ~~six~~ months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

[7] [8]

Vault, Vault Space, Area 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises area part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record. [8a]

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re- letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease ~~other than~~ the covenants for the payment of rent or additional rent; or if the demised premises ~~become vacant or deserted~~ or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written ~~fifteen (15)~~ days' notice upon Tenant specifying the nature of said default, and upon the expiration of said ~~fifteen (15) days~~, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ~~fifteen (15) day~~ period, and if Tenant shall not have diligently. commenced curing such default within such ~~fifteen day (15)~~ period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

[9] [10] [11] [12] [13] [14]

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, ~~and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end~~ If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry expiration and/or dispossession by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/ or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to relet the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re- letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or inequity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other *matter* or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned. 15

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's *use* of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including; but-' not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6p.m. and have one elevator 16 subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities(of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on 17 business days at Owner's expense provided that the same are kept in order by Tenant. If however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning, cooling and ventilation system, air conditioning/cooling will be furnished to Tenant from May 15th through September 15th on business days (Mondays through Fridays, (holidays excepted) from 8:00 a.m. to 6:00 p.m., and 18 ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays~~,~~ ~~as defined under Owner's contract with the International Union of Operating Engineers Local 94, 94A, 94B~~, Owner will furnish the same at Tenant's expense*; ~~RIDER to be added in respect to rates and conditions for such additional service;~~ (f) Owner reserves the right to stop services of the heating , elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease or the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form apart, so that in the event of any sale or sales of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "reentry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, ~~or by the applicable Operating Engineers contract with respect to HVAC service~~ Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation -Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faith-fully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited ~~with Owner~~ the 19 sum of $ [***] as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent Owner may use, 20 apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages 21 or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign 22 or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: ~~35. Tenant at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified~~

~~by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.~~

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

See Notes and Rider annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

OWNER:

CARNEGIE HALL TOWER II L.L.C

By: ______________________

Kristin E. Sather, Senior Vice President

TENANT:

SICART ASSOCIATES, LLC

Witness for Tenant:

By: Patsy Jaganath

Name (print): PATSY JAGANATH

Title (print): TREASURER

____

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF NY

On the 31 day of August in the year 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared Patsy Jaganath personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

SANDY T. SCHWARTZ
Notary Public State of New York
No. 02 6114306
Qualified in Nassau County
Commission Expires 08/09/20 20

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

OWNER:

CARNEGIE HALL TOWER II L.L.C

By: ______________________

Kristin E. Sather, Senior Vice President

TENANT:

SICART ASSOCIATES, LLC

Witness for Tenant:

By: ______________________

Name (print): ______________________

Title (print): ______________________

____

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF ________

On the _______ day of ____________ in the year 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

NOTES ANNEXED TO AND FORMING A PART OF PRINTED FORM OF LEASE DATED AS OF AUGUST 31, 2016 BETWEEN CARNEGIE HALL TOWER II L.L.C., AS OWNER, AND SICART ASSOCIATES, LLC, AS TENANT, COVERING A PORTION OF THE FIFTY-FOURTH (54TH) FLOOR AT 152 WEST 57TH STREET, NEW YORK, NEW YORK.

1) , which consent shall not be unreasonably withheld or delayed in the case of interior, non-structural work to be performed wholly within the demised premises, which work does not affect the proper functioning of any Building system or equipment or that of any other tenant of the Building;

2) The provisions of this Article shall survive the expiration or termination of this lease;

3) , subject to ordinary wear and tear;

4) otherwise in effect;

4a) reasonable;

4b) Tenant shall be entitled to a reasonable amount of time to have its counsel review same prior to returning any such document to Owner;

4c) or willful misconduct;

4d) selected by Tenant;

4e) shall be abated;

5) Owner's;

5a) together with any remaining balance of the Security Deposit;

5b) caused by Tenant;

6) or betterments made by or for the benefit of;

7) after reasonable prior notice (which may be oral, electronic or telephonic except in an emergency when no notice shall be required and such entry may be at any time);

8) six (6);

8a) Tenant shall have no responsibility for any conditions existing in the demised premises on the Commencement Date;

9) including;

10) have been abandoned;

11) twenty (20);

12) in the case of default not involving the payment of a money or ten (10) days in the case of any default involving the payment of money;

13) period;

1773062.2 25544-0104-000

14) (it being acknowledged by Tenant that any default in the payment of Base Rent and/or additional rent can be completely cured within said ten (10) day period);

15) provided, however, subject to: (i) force majeure and/or circumstances beyond Owner's reasonable control; and (ii) Owner's then established Building-wide security requirements, Tenant shall have access to the demised premises seven (7) days a week, twenty-four (24) hours a day;

16) through the perimeter system;

17) approximately in accordance with the specifications and conditions set forth on Exhibit B annexed to the Rider to this Lease and made a part hereof;

18) Federal, State and union;

19) in cash with Owner or delivered to Owner a letter of credit;

20) or delivered (as applicable);

21) including, but not limited to, any damages arising from the rejection of this lease in a bankruptcy or insolvency proceeding and use and occupancy charges in the event of Tenant's holding over in the demised premises after expiration or sooner termination of this lease;

22) or the letter of credit delivered hereunder (as applicable).

RIDER ANNEXED TO AND MADE A PART OF LEASE DATED AS OF AUGUST 31, 2016 BETWEEN CARNEGIE HALL TOWER II L.L.C., AS OWNER, AND SICART ASSOCIATES, LLC, AS TENANT, COVERING A PORTION OF THE FIFTY-FOURTH (54TH) FLOOR AT 152 WEST 57TH STREET, NEW YORK, NEW YORK

37. Tax Escalation:

(a) For the purposes hereof, the following quoted words, terms or phrases shall have the meanings in this Paragraph (a) ascribed to them: (i) "Lease Year" shall mean the period of twelve (12) months or less commencing on the Commencement Date and ending on the following December 31st, and each successive period of twelve (12) months thereafter during the Term, and the final period of twelve (12) months or less commencing with January 1st immediately preceding the expiration of the Term; (ii) "assessed value" shall mean the aggregate value of the Building and the land underlying same (the "Land"), as determined for the applicable period by the department or officer of The City of New York ("NYC") charged with assessing the value of real property for purposes of calculating NYC real property taxes, in accordance with assessment procedures generally applied by such department or officer to land and improvements similar to the Building and the Land which are subject to such taxes; and (iii) "Taxes" shall mean: (a) an amount during each fiscal year of NYC commencing with the fiscal year immediately after the Tax Base Year all or any part of which occurs within the Term equal to Tenant's Proportionate Share (as set forth in the Basic Lease Provisions) of the excess of the product obtained by multiplying the assessed value of the Building and the Land for such fiscal year times the official NYC tax rate applicable to the Building and the Land for such fiscal year over the product obtained by multiplying the average of the assessed value of the Building and the Land for the tax years ending June 30, 2017 and June 30, 2018 by the official NYC tax rate applicable to the Building and the Land for such period (the "Tax Base"); and (b) Tenant's Proportionate Share of the legal fees and other expenses (including but not limited to consultants' and expert witnesses' fees) paid or incurred in connection with Owner's obtaining any reduction of such tax rate or the assessed value of the Building and/or the Land for any period during the Term, or both.

(b) Tenant hereby acknowledges that there are no actual real estate taxes payable in respect of the Building and/or the Land. In lieu of a real estate tax escalation, Tenant hereby covenants and agrees to pay to Owner as additional rent on the first day of each and every month during the Term from and after the one (1) year anniversary of the Commencement Date an amount equal to the quotient obtained by dividing the amount of the Taxes applicable to the then current Lease Year by the number of months in such Lease Year. Owner's failure to render or delay in rendering a bill with respect to any Taxes shall not prejudice Owner's right to thereafter render such a bill therefor, nor shall the rendering of any bill prejudice Owner's right to thereafter render a corrected bill.

(c) In any case provided in this lease in which Tenant is entitled to a refund, Owner may, in lieu of allowing such refund, credit against future installments of additional rent any amounts to which Tenant shall be entitled. If this lease shall expire before any such credit shall have been fully applied, then (provided Tenant has not defaulted hereunder) Owner shall refund to Tenant the unapplied balance of such credit. Nothing in this Article shall be construed to decrease the amount of Base Rent reserved hereby and in no event and under no circumstances shall Tenant be entitled to set off against or deduct from the Base Rent herein reserved any additional rent or other sums payable to or for the benefit of Owner or otherwise. If the Tax Base is at any time reduced for any reason whatsoever, Owner shall have the right to adjust the amount of each of Tenant's payments previously made on account of Taxes, and Tenant shall pay the amount of said adjustment within thirty (30) days after Owner's written request therefor.

1773063.3 25544-0104-000

(d) The expiration or termination of this lease shall not affect the rights or obligations of the parties hereto respecting any payments due hereunder and any statement or bill relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.

38. Expense Escalation:

(a) For the purposes hereof, the term "Operating Expenses" shall mean all expenses paid or incurred by or on behalf of Owner, Owner's agents and/or their affiliates for the repair, replacement, maintenance, operation, decoration, management, and/or security of the Building. The term "Operating Expenses", as used and defined in the previous sentence shall not, however, include the following items: (1) interest on and amortization of mortgages encumbering the Building and/or the Land; (2) the cost of tenant improvements made for new tenant(s) of the Building; (3) brokerage commissions; (4) the cost of any work or services performed for any particular tenant of the Building, to the extent that such work or services are in excess of the work or services which Owner is required to furnish such tenant under its lease; (5) the cost of any electricity consumed in space in the Building leased to tenant(s); and (6) Taxes. Owner shall have the right to utilize its own employees for the purpose of performing any services or furnishing any goods in connection with the repair, replacement, maintenance, operation, decoration, management and/or security of the Building. In addition, Owner shall have the right to employ its affiliates for the purpose of performing any services or furnishing any goods in connection with the repair, replacement, maintenance, operation, decoration, management and/or security of the Building; provided, however, that Operating Expenses shall not include the amount of any overhead or profit increment paid to an affiliate of Owner to the extent same exceeds the overhead or profit increment which would be paid in the absence of such affiliation. If Owner shall eliminate and/or reduce the payment of any of the items includible in Operating Expenses as a result of the installation of labor-saving devices, or by other means, then, and in such event, in computing the additional rent payable under this Article, the cost of such labor-saving devices or other means shall be included in Operating Expenses whether or not they would otherwise be includible hereunder.

(b) Tenant shall, from and after the one (1) year anniversary of the Commencement Date, pay to Owner as additional rent at the times hereinafter specified an amount (the "Operating Payment") equal to Tenant's Proportionate Share of the Operating Expenses for the then current Lease Year or calendar year (as the case may be) that are in excess of the Operating Expenses for the Operating Base Year (as set forth in the Basic Lease Provisions).

(c) If, at any time during the Term in respect of which an Operating Payment is due hereunder, more than five percent (5%) of the rentable space in the Building shall be vacant or unoccupied, Operating Expenses for such period shall be adjusted to reflect Operating Expenses that would have been incurred if ninety-five percent (95%) of the rentable space in the Building had been occupied.

(d) Owner may furnish to Tenant, prior to the commencement of each Lease Year a written statement setting forth Owner's reasonable estimate of the Operating Payment for such Lease Year (an "Operating Estimate"). From and after the one (1) year anniversary of the Commencement Date, Tenant shall pay to Owner on the first day of each month during the Lease Year in respect of which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of the Operating Estimate for such Lease Year. If, for any reason, Owner shall not furnish to Tenant an Operating Estimate for any Lease Year or if Owner shall furnish an Operating Estimate for a Lease Year subsequent to the commencement thereof, then: (i) until the first day of the month following the month in which such Operating Estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to 110% of the monthly sum payable by Tenant to Owner under this Paragraph (d) in respect of the last month of the preceding Lease Year; (ii) within ten (10) days after such Operating Estimate is furnished to Tenant, Tenant shall, if there shall be a deficiency in the installments of the Operating Payment theretofore paid for such Lease Year, pay the full

2

amount thereof or, if there shall have been an overpayment, be entitled to request that Owner refund the amount thereof to Tenant; and (iii) on the first day of the month following the month in which such Operating Estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Lease Year Tenant shall pay to Owner an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such Operating Estimate. Owner may, at any time during any Lease Year, furnish to Tenant a revised Operating Estimate for such Lease Year, and in such case, the Operating Payment for such Lease Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

(e) Owner shall furnish to Tenant a statement or statements setting forth the Operating Payment (an "Owner's Statement") for each Lease Year. The statement of Operating Expenses set forth in an Owner's Statement shall be deemed binding upon Tenant and determined by Tenant to be correct in all respects if, within ninety days after its receipt of same, Tenant fails to notify Owner, in writing, that it disputes such bills, invoices or statements. If an Owner's Statement shall show that the sums paid by Tenant, if any, under Paragraph (d) of this Article exceeded the Operating Payment to be paid by Tenant for the Lease Year for which such Owner's Statement is furnished, Owner shall refund to Tenant the amount of such excess and if Owner's Statement for such Lease Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Lease Year, Tenant shall pay the amount of such deficiency within ten (10) days after its receipt of such Owner's Statement. Owner shall endeavor to furnish to Tenant an Owner's Statement within one hundred eighty (180) days after each Lease Year but Owner's failure to render or delay in rendering an Owner's Statement with respect to any Lease Year or any component of the Operating Payment shall not prejudice Owner's right to thereafter render an Owner's Statement with respect to any such Lease Year or such component, and the rendering of an Owner's Statement for any Lease Year shall not prejudice Owner's right to thereafter render a corrected Owner's Statement for such Lease Year.

(f) In any case provided in this lease in which Tenant is entitled to a refund, Owner may, in lieu of allowing such refund, credit against future installments of additional rent any amounts to which Tenant shall be entitled. If this lease shall expire before any such credit shall have been fully applied, then (provided Tenant has not defaulted hereunder) Owner shall refund to Tenant the unapplied balance of such credit. Nothing contained in this Article or in Article 37 hereof shall be construed to decrease the amount of Base Rent reserved hereby and in no event and under no circumstances shall Tenant be entitled to set off against or deduct from the Base Rent herein reserved any additional rent or other sums payable to or for the benefit of Owner or otherwise.

(g) The expiration or termination of this lease shall not affect the rights or obligations of the parties hereto respecting any payments due hereunder and any statement or bill relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.

39. Electricity; Air Conditioning:

(a) Tenant shall obtain electricity for all of Tenant's electrical needs for the demised premises including, but not limited to, the heating, ventilation and air conditioning system serving the demised premises, on a "rent inclusion" basis (i.e., there shall be no separate charge to Tenant for such electricity by way of measuring the same on any meter or otherwise). The cost of furnishing electricity to Tenant for the demised premises shall be included in the Base Rent reserved hereunder as estimated in this Paragraph, subject, however, to all of the other provisions of this Article. Initially, an estimate in the amount of the ERI Sum (as set forth in the Basic Lease Provisions) has been included in the Base Rent as the annual charge for Owner's service of furnishing electricity to the demised premises on a "rent inclusion" basis (such amount, as the same may be increased pursuant to any of the provisions of this Article, being hereinafter referred to as the "rent inclusion factor") for use during normal business

3

hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, excluding holidays. At any time after Tenant takes possession of the demised premises Owner may cause a survey to be prepared by a reputable, independent electrical consultant to be selected by Owner, the cost of which survey shall be borne equally by Owner and Tenant. The purpose of said survey shall be to determine the appropriate charge to Tenant for electricity to be included in Base Rent taking into account the full electric service including the estimated demand based upon the connected load necessary or useful for Tenant's operation of all equipment, lighting and other installations, including, without limitation, air conditioning, heating and ventilation and any additional hours in excess of normal business hours during which the demised premises are in use. The rent inclusion factor shall, from time to time, be determined on the basis of Service Classification No. 4 (or any successor to said Service Classification No. 4 as designated by Owner) (without time of day) inclusive of all applicable "demand," "fuel adjustment" and any other charges and any taxes included in or applicable to such rates. When the charge for the electricity has been so determined as a result of such survey, the Base Rent shall be increased or decreased (but never below the ERI Sum set forth in the Agreement of Lease) by the difference between the charge per annum determined by the survey and the estimated rent inclusion factor, effective as of the date of the survey.

(b) Tenant's installations and its use of electricity in the demised premises shall not at any time exceed: (i) five (5) watts (connected load at the panel) per rentable square foot; or (ii) the capacity of existing feeders, risers and wiring serving the Building and the demised premises. In order to ensure that such capacity is not exceeded and to avert a possible adverse effect upon the Building electric service, Tenant shall not, without Owner's prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than lamps, fractional horsepower appliances and similar items of customary office equipment of small power consumption) to the Building electric distribution system or make any alteration or addition to the electric system of the demised premises existing as of the Commencement Date. Should Owner grant such consent, all additional risers or other equipment required therefor shall be installed by Owner at Tenant's sole cost and expense, payable as additional rent upon demand. As a condition to granting such consent, Owner may require that Tenant agree to an increase in the Base Rent by an amount which will reflect the additional service to be furnished by Owner, that is, the potential electric energy (connected load) to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. Such increases shall be determined on the basis of the value of furnishing and installing any additional equipment or electrical facilities.

(c) If Tenant shall require electricity beyond the normal business hours specified above or for purposes other than as specified in Paragraphs (a) and (b) of this Article, or if the rate schedule of the company supplying electricity to the Building, including any supplementary charges such as "fuel adjustments," "time of day charges" or any other charges for the supply of electricity to the Building shall be increased or imposed subsequent to the date of this lease, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electricity, the Base Rent shall be adjusted to reflect the resulting increases in Owner's cost in providing electricity to the demised premises, and the rent inclusion factor shall also be adjusted accordingly. Tenant has reviewed the electrical capacity available to the demised premises and represents to and for the benefit of Owner that it is satisfied therewith.

(d) Owner shall have the right to discontinue the furnishing of electricity upon not less than one hundred twenty (120) days prior written notice to Tenant. If Owner exercises such right, this lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company furnishing electricity to the Building as expeditiously as is possible and shall thereafter pay Owner for maintaining the current transformers, service switches, feeders, risers, panels, wiring, etc. serving the demised premises. In the event any additional meters, transformers, service switches, panel boards, feeders,

4

risers, conduit, wiring and/or other conductors and equipment may be required in order to enable Tenant to obtain electricity directly from such public utility or such other company, they shall be installed by Owner and the cost thereof shall be paid by Tenant, as additional rent, upon Owner's demand.

(e) Owner shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if: (i) the supply of electricity to the demised premises is interrupted, unless such loss, damage or expense is caused by Owner's gross negligence or willful misconduct, in which case Owner's sole liability shall be to promptly repair such failure or defect; (ii) the quantity or character of electricity is changed or is no longer available or suitable for Tenant's requirements; or (iii) Tenant objects to, is inconvenienced by or otherwise affected by any requirement of the public utility or other company serving the Building. Tenant will comply with the general rules, regulations, terms, conditions and requirements of the public utility or other company supplying electricity to the Building that may now or hereafter be applicable thereto. Tenant shall enter into such modifications of this lease as Owner may from time to time request in connection with any requirement of any public utility (or other company supplying electricity to the Building) or any requirement of law pertaining to electrical consumption or service, or charges therefor.

(f) At Owner's option, Owner shall maintain all lighting fixtures and furnish and install all lighting tubes, lamps, ballast transformers, starters and bulbs in the demised premises and Tenant shall pay, promptly upon demand, Owner's reasonable charges therefor.

(g) Owner shall furnish heating, ventilation and air-conditioning ("HVAC") to the demised premises on business days (Mondays through Fridays, Federal, State and union holidays excepted) from 8:00 a.m. to 6:00 p.m. between May 15 and September 15 of each year during the Term. Tenant hereby agrees to reimburse Owner, as additional rent, within ten (10) days after demand for thirty-nine percent (39%) of the cost incurred by Owner, to maintain and keep in good order, condition and repair the air handling system and all other air conditioning equipment now or at any time serving the fifty-fourth (54th) floor in the Building (provided such aggregate amount charged to Tenant shall not exceed $3,500.00 per annum). The Base Rent does not include any charge to Tenant for the furnishing of any HVAC to the demised premises during any periods other than the hours set forth in this section ("Overtime Periods"). If Tenant desires any HVAC service during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least twenty-four (24) hours prior to the time Tenant requests such services to be provided; provided, however, that Owner shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Owner furnishes HVAC service during Overtime Periods, Tenant shall pay to Owner within ten (10) days after demand the cost thereof at the then established rates for such services in the Building. Owner, throughout the Term, shall have free and unrestricted access to all air conditioning equipment and facilities in and/or serving the demised premises and Owner reserves the right to interrupt, curtail, stop or suspend the supply of condenser water when necessary by reason of accident or for repairs, alterations or improvements which are, in the judgment of Owner, desirable or necessary to be made, or by reason of the difficulty or unavailability in securing supplies or labor, strikes, or for any other causes beyond Owner's control, whether such other causes be similar or dissimilar to those hereinabove specifically mentioned. Furthermore, Owner reserves the right, at any time throughout the Term, to modify, change, reconstruct or alter the air conditioning system or any portion thereof, and the risers, pipes, ducts and conduits used in connection therewith, without affecting the obligations of Tenant hereunder or incurring any liability to Tenant therefor.

(h) Subject to Owner's prior written approval of the manufacturer, model, specifications, design, weight, dimensions and capacity of the Supplemental A/C Unit (as defined below), and Owner's receipt and approval of final plans and specifics thereof, Tenant shall have the right, at Tenant's sole cost and expense, to furnish and install, or cause to be furnished and installed, a single water cooled supplemental air conditioning unit approved by Owner (the "Supplemental A/C Unit"), all of which work

5

shall be performed in accordance with all of the applicable terms and conditions of this lease, at a location within the demised premises approved by Owner. Any condenser water for such Supplemental A/C Unit shall be subject to availability, and for each ton of condenser water provided per each Lease Year for such Supplemental A/C Unit, if any, Tenant shall pay Owner, as additional rent hereunder within twenty (20) days after Owner's rendition to Tenant of invoices therefor Owner's then established charges from time to time in effect for such condenser water, which charges are currently at the rate of $2,000.00 per ton of condenser water per annum. Tenant is solely responsible for the selection and specifications of the particular Supplemental A/C Unit and the preparation of all plans for the installation thereof and Owner's approval of such plans or of any revisions thereto shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that they are in compliance with Legal Requirements nor shall any such approvals impose any present or future liability on Owner, waive any of Owner's rights or release Tenant from any of its obligations hereunder. Further, Owner does not make any representation or warranty of any kind whatsoever (either express or implied) with respect to the Supplemental A/C Unit, including, without limitation, any representation or warranty as to its operation, performance, efficiency, capacity, merchantability, suitability for a particular use or purpose and/or capability to achieve or maintain specified temperature and/or humidity level(s) within the demised premises or any portion thereof. Owner and Tenant acknowledge and agree that Tenant shall, at Tenant's sole cost and expense, be solely responsible for enforcing any warranty and for performing all maintenance, repairs, service and replacements in and to the Supplemental A/C Unit during the Term.

(i) Any use of the demised premises, or any part thereof in a manner exceeding the design conditions thereof (including, without limitation human occupancy factors and connected electrical load), or rearrangement of partitioning in a manner that interferes with normal operation of the heat and air-conditioning systems (hereinafter called the "systems") serving the same, or the use of machinery and equipment, including without limitation, computer and data processing machines, may require changes in such systems. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Owner's prior written approval of such changes, which approval shall not be unreasonably withheld. Tenant shall not make any change, alteration or addition to or substitution of components of the systems without Owner's prior written approval, which shall not be unreasonably withheld.

40. Subordination and Attornment:

(a) Tenant hereby acknowledges and agrees that Owner has advised it that as of the date hereof: (i) Owner does not own the Building or the Land but leases same from The Carnegie Hall Corporation ("CHC") pursuant to a lease (the "Building Lease") dated as of December 21, 1987 which was recorded in the Office of the City Register, New York County (the "Register's Office") in Reel 1344 at page 2162; (ii) CHC does not own the Building or the Land but leases same from The City of New York (the "City") pursuant to a lease (the "City Lease") dated June 30, 1960 which was recorded in the Register's Office in Reel 864 at page 247 and which was restated in its entirety by instrument dated December 21, 1987 recorded in the Register's Office in Reel 1344 at page 2051; (iii) the Building Lease, among other things, is subject to, among other things, a Restrictive Declaration (the "Restrictive Declaration") dated as of July 20, 1987 which was recorded in the Register's Office in Reel 1317 at page 1170; and (iv) the Building Lease has been mortgaged to UBS Real Estate Securities Inc. ("UBS") pursuant to a Consolidated, Amended and Restated Mortgage and Security Agreement, dated as of September 25, 2007, which was recorded in the Register's Office (the "Mortgage"). Tenant hereby further acknowledges and agrees that each of the Building Lease, the City Lease, the Restrictive Declaration and the Mortgage may at any time and from time to time be amended, modified, supplemented, restated and/or replaced and that the Building Lease, the City Lease, the Restrictive Declaration and the Mortgage and all such amendments, modifications, supplementations, restatements and replacements shall, in all respects, be superior and prior to this lease, it being expressly recognized by Tenant that the Building Lease, the City Lease and the Mortgage constitute "ground or underlying leases" and a "mortgage", respectively, as those terms

6

are used in this Article and Article 7 hereof and that this lease is in all respects subject and subordinate thereto and to the Restrictive Declaration. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver to Owner within twenty (20) days after demand any certificate that Owner may request provided such certificate is reasonably satisfactory to Tenant.

(b) If by reason of a default on the part of Owner, as lessee under the Building Lease or any other ground or underlying lease, in the performance of any of the terms or provisions of such lease or for any other reason whatsoever, such lease and the leasehold estate of Owner as lessee thereunder is terminated by summary proceeding or otherwise, or if such lease and such leasehold estate is acquired through foreclosure proceedings brought by the holder of the Mortgage or any other mortgage to which such lease is or may become subject or subordinate, or in case of any termination or acquisition of any other lease covering the Building or any foreclosure of any mortgage affecting the real property of which the demised premises is a part, or if for any other reason any party holding any interest in the Building (or any designee of such party) shall succeed to Owner's rights, Tenant shall attorn to the lessor under such lease, the purchaser in such foreclosure proceedings or such other party, as the case may be, and shall recognize such lessor, purchaser or other party as Tenant's landlord under this lease, unless the lessor under such lease or the holder of any such mortgage in any such proceedings shall elect in connection therewith to terminate this lease and the rights of Tenant to the possession of the demised premises. Tenant shall execute and deliver at any time and from time to time, upon the request of Owner, the lessor under any such ground or underlying lease, or such mortgagee or purchaser, any instrument which may be necessary or appropriate to evidence such attornment (including, without limitation, a direct lease) and Tenant hereby irrevocably constitutes and appoints Owner as Tenant's attorney-in-fact, to execute and deliver any such instrument for and on behalf of Tenant. Such attornment by Tenant shall contain, among other things, provisions to the effect that in no event shall such lessor, mortgagee or purchaser, as landlord: (i) be obligated to repair, replace or restore the Building or the demised premises in the event of damage or destruction, beyond such repair, replacement or restoration as can be reasonably accomplished from the net proceeds of insurance actually received by or made available to such landlord; (ii) be responsible for any previous act or omission of the landlord or the tenant under such ground or underlying lease or for the return of any security deposit unless actually received by such landlord; (iii) be subject to any liability or offset accruing to Tenant against Owner; (iv) be bound by any previous modification or extension of this lease or any cancellation or surrender of same unless previously approved in writing; (v) be bound by any previous prepayment of more than one month's rent or other charge; (vi) be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such lessor, mortgagee or purchaser succeeded to Owner's interest hereunder; or (vii) be bound by any obligation under this lease to perform any work or make any improvements to the demised premises to prepare same for Tenant's occupancy. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this lease or to surrender possession of the demised premises in the event such ground or underlying lease terminates or any such summary proceeding or foreclosure proceeding is brought by the lessor under any such ground or underlying lease or the holder of any such mortgage, and agrees that, unless and until any such lessor under any such ground or underlying lease or holder of any such mortgage in connection with any such proceeding shall elect to terminate this lease and to extinguish the leasehold estate of Tenant hereunder, this lease shall not be affected in any way whatsoever by any such proceeding or termination.

(c) If any act or omission of Owner would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction (whether actual or constructive), Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Owner at the address first set forth above, CHC at 881 Seventh Avenue, New York, New York 10019, the City at Municipal Building, 17th floor, New York, New York 10048, UBS at 1285 Avenue of the Americas, New York, New York

7

10019, Attn: Jeffrey Lavine with a copy to: Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attn: William P. McInerney, and every other superior mortgagee and superior lessor whose name and address shall have been furnished to Tenant; and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when each such superior mortgagee or superior lessor shall have become entitled to remedy the same (which reasonable period shall in no event be less than the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty (30) business days).

(d) Except for any deposits that may be required hereunder and amounts to be paid on account of expenses incurred or to be incurred by Owner, Tenant shall not pay rent for more than one (1) month in advance and shall, promptly following request of CHC (made not more often than once annually), deliver to CHC a statement of the rent paid by Tenant to Owner during the prior year.

41. OMITTED

42. Preparation of the Demised Premises; Owner's Work; Post-Commencement Work; Freight Elevator:

(a) Tenant shall accept the demised premises in their then existing condition, "as is" and Owner shall have no obligation to perform any work or installations, supply any materials or equipment and/or incur any cost or expense in preparation of the demised premises for Tenant's occupancy. The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that at the time such possession was taken, the demised premises and the Building were in good and satisfactory condition and that Owner's Work was substantially and satisfactorily completed. Owner represents and warrants to Tenant that as of the Commencement Date (i) all Building systems serving the demised premises (including any sprinklers or other life safety devices required by applicable Legal Requirements) shall be in good working order and in material compliance with all applicable Legal Requirements, (ii) the demised premises shall be broom clean, and (iii) to Owner's knowledge, the demised premises shall be free of all hazardous materials.

(b) Owner shall also, subject to Tenant's compliance with the provisions of this Article 42(b), construct a closet (with doors) substantially in the location where the nook for a copier is depicted on the work plan and specifications attached hereto as Schedule 1 (such work, the "Post-Commencement Work"). Owner and Tenant acknowledge and agree that the completion of the Post-Commencement Work shall not be a condition to the Commencement Date. Owner and its employees, contractors and agents shall have access to the demised premises at all reasonable times for the performance of the Post-Commencement Work and punch list items in respect of Owner's Work and for the storage of materials reasonably required in connection therewith, and Tenant will use all commercially reasonable efforts to avoid any interference with the performance of the Post-Commencement Work and punch list items in respect of Owner's Work. Owner shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the demised premises during the performance of the Post-Commencement Work and punch list items in respect of Owner's Work. There shall be no Base Rent or additional rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this lease, and no liability on the part of Owner, by reason of inconvenience, annoyance or injury to business arising from the performance of the Post-Commencement Work and/or punch list items in respect of Owner's Work or the storage of any materials in connection therewith.

(c) In connection with Tenant's initial move into the demised premises, upon five (5) days' prior notice from Tenant to Owner, Owner shall make available to Tenant up to sixteen (16) hours of overtime freight elevator service in accordance with Owner's then current rules and regulations applicable thereto at no cost to Tenant; provided that

8

such "free" overtime freight elevator usage must be used (i) on or prior to the date that is thirty (30) days following the Commencement Date, and (ii) in increments of eight (8) hours.

43. Limitation on Liability:

(a) Tenant shall look only to Owner's estate and interest in the Building for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default or liability by Owner hereunder or otherwise, and no other property or assets of Owner and no property of any officer, employee, director, shareholder, member, partner or principal of Owner (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, Tenant's use or occupancy of the demised premises or otherwise.

(b) Neither any: (i) performance by Owner, Tenant or others, of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Building (or any portion thereof) or the demised premises; (ii) failure of Owner or others to make any repairs or improvements; (iii) damage to the Building (or any portion or element thereof), the demised premises or Tenant's property; (iv) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause; (v) latent defect in the Building (or any portion or element thereof) or the demised premises; (vi) temporary covering, darkening, closure or bricking up of any windows of or any particular entrances to the demised premises (provided Tenant is not deprived of all access to the demised premises) for any reason whatsoever including, without limitation, Owner's own acts, nor any permanent covering, permanent darkening, permanent closure or permanent bricking up of any such windows or entrances if required by law, any insurance requirement or in connection with any alteration to the Building and/or the development of other property by Owner or others and/or construction upon any property near or adjacent to the Building and/or the Land (or any part thereof) by Owner or others; nor (vii) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (vi) shall impose any liability on Owner to Tenant or any other party (other than as may be imposed by law upon Owner for its negligence or the negligence of its agents in the operation or maintenance of the Building (or any portion or element thereof) or for the breach by Owner of any express covenant of this lease on Owner's part to be performed) or entitle Tenant to any compensation therefor or abatement of rent nor shall the same release Tenant from any obligation under this lease nor constitute an eviction. No representation, guaranty or warranty is made that the Building communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, and Owner reserves the right to discontinue or modify at any time any Building communications or security systems or procedures without liability to Tenant.

(c) Neither Owner, any lessor of a superior lease or holder of a superior mortgage, Owner's agents, nor any of their respective officers, directors, shareholders, partners or principals (disclosed or undisclosed) (collectively, the "Indemnitees") shall be liable to Tenant or Tenant's agents, employees, contractors, invitees, subtenants or licensees or any other occupant of the demised premises, in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise), of any of Tenant's personal property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operators in the construction of any private, public or quasi-public work), unless due to the gross negligence or willful misconduct of Owner or Owner's agents, it being understood that no property, other than such as might normally be brought upon or kept in the demised premises as incidental to the reasonable use of the

9

demised premises for the purposes herein permitted will be brought upon or be kept in the demised premises; provided, however, that even if due to any such gross negligence of Owner or Owner's agents, in no event shall any of the Indemnitees ever be liable with respect to any claim for consequential damages in connection therewith. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor Owner's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

44. Insurance and Indemnity:

(a) Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the Term for the benefit of Tenant and naming Owner, all superior lessors, Owner's managing agent, all superior mortgagees and such other entities as Owner shall request as additional insureds, a commercial general liability insurance policy protecting against any liability, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written on an occurrence basis under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A-" and a financial rating of a least "X" and otherwise reasonably satisfactory to Owner, and such insurance required to be carried by Tenant pursuant to the terms of this lease shall be effected and shall be in such limits as Owner may reasonably require but not less than Five Million ($5,000,000) Dollars per occurrence for bodily or personal injury (including death) and Five Million ($5,000,000) Dollars in respect of property damage. Deductibles shall not exceed $10,000 (including self-insurance retention). Tenant may provide such insurance coverage as part of an umbrella policy which shall be endorsed to provide that if a liability limit is exhausted, the policy will drop down and become the primary policy. No later than the date of occupancy by Tenant and, in the case of renewals, at least fifteen (15) days prior to the effective date of such policy, Tenant shall to deliver to Owner a certificate in the customary form (i.e. Accord 25S or Accord 27 for property insurance, evidencing such insurance). Said policy or certificate shall contain an endorsement that such insurance may not be cancelled except upon thirty (30) days' prior written notice to Owner.

(b) (1) Owner agrees that, if obtainable at no additional cost, it will include in its fire insurance and other property damage policies appropriate clauses pursuant to which the insurance companies: (x) waive all right of subrogation against Tenant with respect to losses payable under such policies; and/or (y) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Owner shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

(2) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this lease appropriate clauses pursuant to which the insurance company or companies: (x) waive the right of subrogation against Owner and/or any tenant of space in the Building with respect to losses payable under such policy or policies; and/or (y) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Owner or the other tenants shall agree to pay such additional premium. Tenant hereby acknowledges and agrees that in no event and under no circumstances shall Owner have any responsibility to insure Tenant's improvements, fixtures, furniture, furnishings or other personalty and that Tenant shall be solely responsible therefor. Tenant hereby waives any claims against Owner to recover the amount of any deductible paid by Tenant.

10

(3) Provided that Owner's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Owner hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Owner's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Owner, its servants, and employees, and against every other tenant in the Building who shall have executed a waiver similar to the one herein set forth for loss or damage to, Tenant's furniture, furnishings, fixtures and other property, notwithstanding that such loss or damage may result from the negligence or fault of Owner, its servants, agents or employees, or such other tenant and/or the servants, agents or employees thereof.

(4) Owner and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions (1) and (2) hereof cannot be obtained. Owner and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

(c) Subject to the provisions of Article 44(b) above, (i) Tenant hereby releases Owner (which term as used throughout this Article only shall include Owner's employees, agents, partners, officers, shareholders and directors as well as all holders of any interest in the Building) from all liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which Tenant carries with respect to loss or damage to the demised premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this lease), but only to the extent that such loss is collectible under such insurance policies; and (ii) Owner hereby releases Tenant (which term as used throughout this Article only shall include Tenant's employees, agents, partners, officers, shareholders and directors) from all liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which Owner carries with respect to loss or damage to the demised premises or the Building, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this lease), but only to the extent that such loss is collectible under such insurance policies.

(d) Tenant hereby covenants and agrees to indemnify and hold Owner harmless from and against all claims, actions, judgments, damages or liabilities including, without limitation, reasonable attorneys' fees, in connection with damage to property or injury or death to persons, to the extent arising from or out of the use, alteration, occupation, management, possession or control of the demised premises, or occasioned wholly or in part by any act or omission of Tenant, its agents, employees, contractors, subtenants, invitees, licensees and the like, or any breach by Tenant of its obligations under this lease, except that nothing contained in this Article 44(d) shall be construed to require Tenant to indemnify Owner against claims, judgments, damages or liabilities based on negligence, wrongful acts or breach of any Requirements by Owner or its employees, agents or contractors. In case Owner (as that term was broadly defined for purposes of this Article only) shall ever be made a party to any litigation commenced against Tenant and as to which Owner is entitled to be indemnified hereunder, Tenant shall protect and hold Owner harmless and shall pay all costs and expenses including, without limitation, reasonable attorneys' fees, incurred or paid by Owner in connection with such litigation. Upon request by Owner, Tenant shall resist and defend any such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Owner. Tenant or its counsel shall keep Owner fully apprised at all times of the status of such defense.

11

45. Change of Condition:

Owner shall not be liable for any change of condition in the demised premises caused by the compliance with any present or future laws, rules, orders, ordinances, requirements, or regulations of any Federal, State, County or Municipal authority or government, including any change required by law for off-street parking or similar legislation, or by revocation by any such authority or authorities of any permit or license heretofore granted, or by construction or operation of any public or quasi-public work, or by the erection of any building or buildings upon any adjacent property, or by change of environment. Owner shall not be liable for interference with or loss of light, views, air or other incorporeal hereditaments.

46. Brokerage:

Tenant represents, warrants and confirms to and for the benefit of Owner that Tenant has not dealt with any broker or agent other than the Broker as identified in the Basic Lease Provisions with respect to this lease and the demised premises. As a special inducement for the execution and delivery of this lease by Owner (without which Owner would not have executed and delivered same), Tenant hereby agrees to indemnify and save Owner harmless of, from and against any and all claims (and all expenses and fees including, without limitation, attorneys' fees related thereto) for commissions, fees or other compensation made by any other broker or entity claiming to have brought the availability of the demised premises to Tenant or otherwise arising out of or relating to the acts of Tenant, its employees, officers, shareholders, partners and/or agents. In case any action or proceeding shall be instituted against Owner for the payment of any such commissions, fees or other compensation, Tenant, upon notice from Owner and at Tenant's sole cost and expense, shall resist and defend such action or proceeding by counsel chosen by and paid for by Tenant, who shall be reasonably satisfactory to Owner, and Owner shall also have the right, but not the obligation, to participate in the defense of any such action or proceeding by counsel of its own choice. Owner shall pay the commission(s) due the Broker pursuant to separate agreement(s). The provisions of this Article shall survive the Expiration Date.

47. Estoppel:

Tenant shall, at any time and from time to time, as requested by Owner, upon not less than ten (10) business days' prior notice, to execute, acknowledge and deliver to Owner and/or to any other person, firm, or entity specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which Base Rent and additional rent have been paid, and stating whether or not, Owner is in default in the performance of any of its obligations under this lease, and, if so, specifying each such default, it being intended that any such statement delivered pursuant hereto may be relied upon by Owner and any other parties with whom Owner may be dealing.

48. Late Payment Charge; Accord and Satisfaction; Application of Payments; End of Term:

(a) If Tenant shall make any payment of Base Rent, additional rent or other charges more than ten (10) days after the same shall be first due or payable, Tenant shall pay Owner: (i) as and for agreed upon late charges (and not a penalty) on account of Owner's additional administrative, accounting and overhead costs attributable to Tenant's delinquency, ten cents for each dollar that is not timely paid and (ii) an amount equal to the lesser of: (a) 23% per annum; or (b) the highest rate permitted by law, calculated on the amount not paid when due, from the due date until the date of payment. All amounts payable to Owner pursuant to this Article shall be considered additional rent. Nothing contained in this Article or otherwise is intended to grant Tenant any extension of time in respect of the due dates for any payments under this lease, nor shall same be construed to be in limitation of or in substitution for any

12

other rights, remedies or privileges available to Owner under this lease, at law, in equity or otherwise.

(b) No payment by Tenant or receipt or acceptance by Owner of a lesser amount than the correct amount of Base Rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and if Owner, in its discretion, accepts such check or payment, such acceptance shall be without prejudice to Owner's right to recover the balance or pursue any other remedy available to Owner under this lease, at law or in equity. The collection by Owner of Base Rent or additional rent with knowledge of a default by Tenant shall not be deemed a waiver of such default or of any of the rights or remedies available to Owner hereunder or otherwise.

(c) If Tenant is in arrears in the payment of Base Rent or additional rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Owner may, in its discretion, apply any payments made by Tenant to such items as Owner sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

(d) All checks tendered to Owner from anyone other than Tenant as and for the Base Rent and/or additional rent reserved hereunder may, at Owner's discretion, be deemed payments for the account of Tenant. Acceptance by Owner, in its discretion, of Base Rent and/or additional rent from anyone other than Tenant shall not be deemed to operate as (1) an attornment to Owner by the payor of such rent and/or additional rent, (2) the consent of Owner to an assignment of this lease or subletting by Tenant of the demised premises to such payor, (3) an acknowledgement or agreement by Owner that such payor has any right to possess or otherwise use or occupy the demised premises, (4) a modification of any of the provisions of this lease or (5) a waiver of Owner's right to refuse to accept future payments from anyone other than Tenant.

(e) Article 22 hereof is hereby amended to add the following: "If the demised premises are not surrendered and vacated as and at the time required by this lease (time being of the essence), Tenant shall be liable to Owner for: (i) all losses and damages which Owner may incur or sustain by reason thereof, including, without limitation, reasonable attorneys' fees, and Tenant shall indemnify and hold harmless Owner against all claims made by any succeeding tenants against Owner or otherwise arising out of or resulting from the failure of Tenant timely to surrender and vacate the demised premises in accordance with the provisions of this lease; and (ii) per diem use and occupancy in respect of the demised premises equal to two and one-half (2½) times the Base Rent and additional rent payable hereunder for the last year of the Term (which amount Owner and Tenant presently agree is contemplated by them as being fair and reasonable under the circumstances and not a penalty). In no event shall any provision hereof be construed as permitting Tenant to hold over in possession of the demised premises after expiration or termination of the Term."

(f) Article 3 hereof is hereby amended to add the following thereof: "In addition to Tenant's removal and restoration obligations set forth in this Article 3, unless Owner shall agree to the contrary in writing following Tenant's specific request as to whether Tenant shall be required to remove the proposed alteration, installation or other work made to Owner simultaneously with Tenant's request for Owner's approval of the proposed alteration, installation or other work, Tenant shall be required to remove, no later than fifteen (15) days prior to the Expiration Date or earlier termination of the Term, any vaults and raised floors, kitchens, kitchen appliances and pantries, staircases, antennas or any other "specialty" installations or alterations which, in Owner's determination, are either not consistent with standard general and administrative office use or are likely to materially increase the cost of demolishing or reletting the demised premises. If removal is so required, such removal shall be performed, at Owner's option, by Owner at Tenant's sole cost and expense or by Tenant at its sole cost and expense, including without limitation the cost to repair and restore in a good and

13

workerlike manner any damage to the demised premises or the Building caused by such removal, to the condition same were in as of the Commencement Date (reasonable wear and tear excepted). The provisions of this Article 3 shall survive the expiration or termination of this lease."

49. Arbitration:

(a) Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then applicable rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. The arbitrator(s) shall: (i) be disinterested person(s) having at least ten (10) years of experience in the County of New York in a calling connected with the dispute; and (ii) have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. In rendering any decision or award hereunder, the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this lease.

(b) The fees and expenses of the arbitrator(s) and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties) of the arbitration shall be borne by the parties equally.

50. Addendum to Article 3:

(a) Supplementing Article 3 hereof, Tenant agrees that with respect to the performance by Tenant of any alterations, additions, improvements or installations to the demised premises costing in excess of $60,000 Tenant shall pay to Owner, as additional rent hereunder, promptly upon being billed therefor, a sum equal to ten (10%) percent of the cost of such alterations, additions, improvements or installations for Owner's indirect costs, field supervision and coordination in connection therewith.

(b) If Tenant repairs or removes any mechanical or other equipment within the demised premises containing chlorofluorocarbons ("CFC's"), the repair or removal of such equipment, as the case may be, shall conform with all requirements of law and industry practices. Additionally, any such repair or removal shall be done by contractors approved by Owner and subject to the procedures to which Owner's consent shall have previously been obtained. Tenant shall indemnify and hold Owner harmless from any liability or damages resulting from any contamination within the Building as a result of the repair or removal by Tenant of any of the aforesaid equipment containing CFC's.

51. Addendum to Article 6:

Notwithstanding anything contained in this lease to the contrary, if at any time during the Term, Owner expends any sums for alterations or improvements to the Building which are required to be made pursuant to any Legal Requirement (as hereinafter defined), Tenant shall pay to Owner, as additional rent, Tenant's Proportionate Share of such cost within ten (10) days after demand therefor. For the purposes hereof: (i) the cost of any alteration or improvement shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans; and (ii) the term "Legal Requirements" shall mean all laws (including, without limitation, the Landmarks Law (as hereinafter defined)), statutes and ordinances (including, without limitation, Building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land, the interior and/or the exterior of the Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this lease.

14

52. Addendum to Article 11:

Article 11 hereof is hereby amended to add the following:

"(a) (1) If Tenant desires to assign this lease or sublet the demised premises, Tenant shall promptly notify Owner thereof in writing and shall use as its exclusive rental agent for such purpose the rental agent designated by Owner and shall notify such rental agent of its desire to assign this lease or sublet the demised premises. Upon obtaining a proposed assignee or subtenant upon terms satisfactory to Tenant, Tenant shall submit to Owner in writing a request for Owner's consent, together with: (i) the name of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business which the proposed assignee or subtenant proposes to conduct in the demised premises; (iv) current financial statements and banking and other references of such proposed assignee or subtenant; and (v) such other information concerning such proposed assignment or subletting as Owner may reasonably request.

(2) Within thirty (30) business days following Owner's receipt of the request and other items specified in the last sentence of subparagraph (1) of this Paragraph (a), Owner may notify Tenant that Owner elects to: (a) cancel this lease, in which event such cancellation shall become effective on the date proposed by Tenant for such assignment or subletting and this lease shall thereupon terminate on said date with the same force and effect as if said date were the expiration date of this lease; or (b) require Tenant to assign this lease to Owner (or Owner's designee) effective on the date proposed by Tenant for such assignment or subletting. (From and after the effective date of an assignment of this lease required to be made by Tenant to Owner (or Owner's designee) pursuant to this subparagraph (2), Tenant shall be relieved of all of its obligations hereunder in respect of time periods occurring after the effective date of such assignment except for those obligations which are herein made to survive the expiration of this lease.)

(b) In the event that Owner shall not exercise either of its options under Paragraph (a) of this Article then provided that Tenant has not defaulted hereunder, Owner shall not unreasonably withhold its consent to the proposed assignment or subletting. In no event and under no circumstances, however, shall Owner be required to consent to, and Tenant shall not propose, a subletting of less than all of the demised premises or an assignment or subletting: (i) during the first or last two (2) years of the Term; (ii) to any person, firm or entity (or subdivision, affiliate or subsidiary of any firm or entity) that shall, at the time of such proposal, or within six (6) months prior thereto, be or have been a tenant, subtenant or occupant of space in the Building or be or have been negotiating with Owner or its agent to become a tenant, subtenant or occupant of space therein; (iii) to any person or entity that shall: (a) be a government or governmental agency, department or affiliate thereof; (b) in any way be dependent upon government or donation financing for support; or (c) be prohibited from becoming a tenant or occupant of space in the Building by any document, instrument or covenant encumbering the Building that is superior to this lease or by the holder or beneficiary of same; or (iv) if the demised premises are to be used in violation of Article 2 hereof or for an auction room, bank, trust company, savings and loan company, stock brokerage firm, school, medical facility or office, public stenographic service, political campaign office, or governmental (foreign or domestic) agency, department or office, labor union offices or hiring hall, dance or music, modeling or art studio, radio or television broadcasting transmission activities, sound recording studio, talent or audition agency, travel agency, personnel or employment agency, gymnasium, restaurant or real estate brokerage business. Tenant shall not advertise or list the demised premises at a rental rate that is lower than the rental rate then being asked by Owner for comparable space in the Building. In the event that Tenant advertises or lists the demised premises at a rental rate lower than the rental rate then being asked by Owner for comparable space in the Building, Owner shall not be required to consent to any proposed subletting subsequent thereto. No pro tanto assignments of this lease shall be permitted under any circumstances whatsoever.

15

(c) As conditions precedent to granting consent to any proposed assignment or subletting, Owner may require that: (i) in the case of a proposed sublease, Tenant first agree, in a written agreement satisfactory to Owner (which agreement shall be secured by a collateral assignment of any such sublease, and/or such other security as Owner may require) to pay monthly to Owner, as additional rent hereunder, fifty percent (50%) of all rent and/or other consideration payable, less Transaction Costs, by the proposed subtenant to Tenant to the extent that such rent and/or other consideration exceeds, on a pro rata basis, the sum, amount or rate of the Base Rent at the time payable hereunder by Tenant; (ii) in the case of a proposed assignment, Tenant pay to Owner, as additional rent hereunder, fifty percent (50%) of all consideration payable, less Transaction Costs, by the proposed assignee to Tenant; (iii) Tenant and its proposed assignee or subtenant provide Owner with such other information as it may reasonably request, including (but not limited to) a certification in affidavit form of all rental and other consideration proposed to be paid in connection with the proposed assignment or subletting; and (iv) the proposed assignment or sublease and the documentation evidencing and/or executed or delivered in connection with same shall be otherwise reasonably acceptable to Owner. For purposes hereof, "Transaction Costs" shall mean Tenant's reasonable and documented third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space. Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Owner evidence of the payment of any Transaction Costs within thirty (30) days after the same are paid (and if Tenant shall fail to do so, no such fees or costs for which Tenant shall have failed to provide evidence of payment shall qualify as Transaction Costs).

(d) If Owner shall grant its consent to a proposed assignment of this lease or subletting of the demised premises or any part thereof, such consent and the effectiveness of any such assignment or subletting shall nevertheless be conditioned upon Tenant delivering to Owner at least ten (10) business days prior to the effective date thereof: (i) an executed duplicate original of the sublease or assignment in the form previously approved by Owner which, among other things, contains the provisions required by: (a) Paragraph (c) of Article 61 of this lease; and (b) Paragraph (p) of Article 62 of this lease; and (ii) in the event of an assignment, an assumption agreement wherein the assignee (except Owner or its designee) agrees to assume directly for the benefit of Owner all of the terms, covenants and conditions of this lease to be performed by Tenant and which provides that the tenant named herein and such assignee shall be jointly and severally liable for the performance of all of the terms, covenants and conditions of this lease. Every assignment of this lease or subletting hereunder shall be expressly subject to the condition and restriction that this lease or sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part of the demised premises used or occupied by others, without Owner's prior written consent. Every subletting hereunder shall be subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that such sublease is subject and subordinate to this lease in all respects and that if this lease should be terminated prior to the expiration date herein set forth or if Owner shall succeed to Tenant's estate in the demised premises, then at Owner's election the subtenant shall attorn to and recognize Owner as the subtenant's landlord under the sublease, any provision of law to the contrary notwithstanding; and the subtenant shall promptly execute and deliver to Owner any instrument Owner may reasonably request to evidence such attornment, and each subtenant shall conclusively be deemed to have appointed Owner its attorney-in-fact to execute and deliver any such certificate for and on behalf of such subtenant.

(e) Tenant covenants that notwithstanding any subletting of the demised premises, any assignment of this lease or any assumption of this lease by an assignee, Owner's consent to any assignment or subletting and/or Owner's acceptance of rent or additional rent from any subtenant or assignee, Tenant and each immediate and remote successor in interest to Tenant shall and will remain fully liable, jointly and severally (as a primary obligor) for the payment of the Base Rent and additional rent due and to

16

become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed.

(f) If Tenant is a corporation, any sale, assignment, transfer, pledge, encumbrance or other disposition of any of the stock of Tenant, or if Tenant is a partnership or a limited liability company, any sale, assignment, transfer, pledge, encumbrance or other disposition of any interest in such partnership or limited liability company shall, for the purposes hereof, be considered an assignment and shall be subject to the provisions of this Article.

(g) Tenant hereby agrees not to advertise or in any manner to list the demised premises, or any part thereof, for rent or assignment or subletting without Owner's prior written consent in each instance, which consent shall not be unreasonably withheld in the case of a proposed advertisement which does not use the words "Carnegie Hall" and which does not specify the name of the Building or identify Owner, any of its agents or partners or any other party in the chain of title. Any consent granted by Owner pursuant to this Paragraph (g) shall not, in any event, alter or modify the other provisions of this lease related to assignments or sublettings by Tenant.

(h) Any assignment or subletting made in contravention of the provisions of this Article shall constitute a material breach of the covenants contained in this Article; and any such assignment or subletting shall not be binding upon Owner and, at Owner's option, may be treated as a nullity and of no force or effect whatsoever against Owner.

(i) (1) If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant (collectively "Ownership Interests") shall be deemed a voluntary assignment of this lease; provided, however, that the provisions of this Article 11 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article, the term "transfers" shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the date hereof and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity. The provisions of Article 11(a) shall not apply to transactions with a business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not primarily for the purpose of transferring this lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (iii) proof satisfactory to Owner of such net worth is delivered to Owner at least ten (10) days prior to the effective date of any such transaction. Tenant may also, upon prior notice to Owner, permit any business entity which controls, is controlled by, or is under common control with the original named Tenant (a "Related Entity") to sublet all or part of the demised premises for any Permitted Use, provided the Related Entity is in Owner's reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this lease nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this lease or sublease all or any portion of the demised premises without Owner's consent pursuant to this Article 11(i) if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this lease in a transaction approved by Owner.

17

(2) The limitations set forth in this Article 11(i) shall apply to transferee(s) and guarantor(s) of this lease, if any, and any transfer by any such entity in violation of this Article 11(i) shall be a transfer in violation of Article 11.

(3) Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building (or its affiliate) agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Article 11 hereof.

(j) (1) Tenant has advised Owner that persons with whom Tenant has a substantial business relationship (each a "Permitted User") may from time to time be using space in the demised premises. Notwithstanding anything to the contrary in this Article 11 each Permitted User shall be allowed such use, without Owner's consent, but upon at least ten (10) days' prior notice to Owner of the name, address and business of each Permitted User and each principal thereof who shall occupy the demised premises, upon the following conditions: (i) Owner or Owner's agent shall not be litigating against such proposed Permitted User within the prior twelve (12) months, (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (iii) there will be no separate entrances and demising walls for the Permitted User, (iv) the total number of Permitted Users using desk space pursuant to this Article 11(j) shall not exceed two (2) at one time, (v) the aggregate number of rentable square feet used by all Permitted Users at any one time shall not exceed twenty percent (20%) of the then rentable square footage of the demised premises and (vi) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square foot than the Base Rent, Tenant's Operating Payment and Tenant's payment of Taxes payable hereunder per rentable square foot) or other consideration for actual services rendered or provided by or for such occupant.

(2) With respect to each and every Permitted User, the following shall apply: (i) each Permitted User shall have no privity of contract with Owner and therefore shall have no rights under this lease, and Owner shall have no liability or obligation to the Permitted User under this lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this lease, (ii) each Permitted User shall use the demised premises in conformity with all applicable provisions of this lease, and (iii) Tenant shall be liable for the acts of such Permitted User in the demised premises and the Building."

Except as specifically set forth in this Article, nothing in this Article is intended to modify the provisions of Article 11 of this lease.

53. Addendum to Article 29:

In the event Owner shall furnish cleaning service to the demised premises pursuant to the provisions of Article 29(d), Tenant covenants and agrees that Tenant shall pay to Owner on demand the costs incurred by Owner for: (a) extra cleaning work in the demised premises required because of: (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the demised premises for the preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by or at the request or Tenant; and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

18

54. <u>Security</u>:

Article 34 hereof is hereby amended to add the following:

"(a) Notwithstanding the foregoing or anything to the contrary contained in this Article, to secure the full and faithful performance by Tenant of all the terms, provisions, conditions, covenants and obligations (including, but not limited to, the payment of Base Rent and additional rent) on Tenant's part to be performed hereunder, Tenant shall have the option to either (i) deliver to Owner on or prior to the execution and delivery of this lease cash in an amount equal to the Security Deposit (as set forth in the Basic Lease Provisions), (ii) deliver to Owner, an unconditional, clean, irrevocable letter of credit, payable on sight, in the form of the letter of credit attached hereto as Exhibit C and made a part hereof, in an amount equal to the Security Deposit, issued by and drawn upon a bank (the "Issuing Bank") which shall be approved by Owner in writing and which shall be a member of the New York Clearing House Association licensed to do business in the State of New York by the New York State Banking Department (or federally chartered) and having banking offices located in Manhattan, or (iii) initially deliver to Owner on or prior to the execution and delivery of this lease cash in an amount equal to the Security Deposit, and at any time during the Term thereafter, provided Tenant is not then in default under this lease beyond notice and cure, replace such cash deposit with a letter of credit meeting the requirements herein contained (this clause (iii) is hereinafter referred to as the "LC Replacement Option"). In the event a letter of credit is held by Owner pursuant to the terms hereof, Owner may present such letter of credit for payment upon the occurrence of any default by Tenant hereunder beyond the expiration of any applicable notice or grace period set forth herein and Owner may use, apply and/or retain that portion of the proceeds of such letter of credit to the extent required for the payment of any rents or for any sum which Owner may expend or may be required to expend by reason of such default or for any other rents or sums due from Tenant but not timely received, including but not limited to any damages or deficiency in connection with the re-letting of the demised premises, whether accruing before or after summary proceedings or other re-entry by Owner. Any letter of credit held by Owner hereunder, if any, shall have an expiration date that is no earlier than sixty (60) days after the date fixed for the expiration of the Term. If notwithstanding the foregoing, any letter of credit held by Owner hereunder, if any, shall for any reason whatsoever expire or have an earlier expiration date than required, then a subsequent or extension letter of credit in the amount of the then expiring letter of credit and otherwise acceptable to Owner shall be delivered by Tenant to Owner at least thirty (30) days prior to the expiration date of the letter of credit it is replacing (time being of the essence). The failure to deliver any subsequent or extension letter of credit shall constitute a material default hereunder for which no notice need be given, and for which no grace or cure period need be allowed (notwithstanding anything herein set forth to the contrary) and the letter of credit then in effect may be presented for payment and negotiated, notwithstanding that no other default may then exist under this lease. In the event a letter of credit is held by Owner pursuant to the terms hereof, the proceeds thereof shall be held by Owner in accordance with this Article. In the event Tenant exercises the LC Replacement Option, Owner shall promptly return the cash security, if any, then held by Owner. Owner shall not be required to deposit any cash security held hereunder into an interest bearing account.

(b) In the event a letter of credit is held by Owner pursuant to the terms hereof, and in the event that Tenant defaults under this lease in respect of any of the terms, provisions, conditions, covenants and obligations of this lease, including, but not limited to, the payment of Base Rent or additional rent, Owner may, without first applying any other security, use, apply or retain that portion of the proceeds of the letter of credit delivered as the Security Deposit hereunder to the extent required for the payment of any rent or additional rent or any other sum as to which Tenant is in default or for any sum which Owner has incurred or may be required to incur by reason of Tenant's default in respect of any of the terms, provisions, conditions, covenants and obligations on Tenant's part to be performed hereunder, including, but not limited to, any damages or deficiencies in the re-letting of the demised premises which accrued before or after the commencement of summary proceedings or other re-entry by Owner.

19

Tenant hereby acknowledges and agrees that the letter of credit delivered hereunder to Owner as the Security Deposit, if any, is intended to be for the sole benefit of Owner and not Tenant or any third party. Further, in the event of Tenant's bankruptcy or insolvency, no portion of the Security Deposit is to be deemed to be the property or a part of the estate or assets of Tenant, as debtor, nor shall the same be subject to attachment, forfeiture or seizure by a trustee or other fiduciary on behalf of creditors of Tenant.

(c) Notwithstanding the foregoing or anything to the contrary set forth herein, Tenant acknowledges and agrees that, in the event Owner terminates this lease pursuant to Article 17 hereof following Tenant's default in respect of any of the terms, provisions, conditions, covenants or obligations of this lease, Owner, at Owner's sole option and in addition to any of its rights and remedies under Article 18 hereof, may elect to retain the entire proceeds of the letter of credit delivered as the Security Deposit hereunder or any cash deposited with Owner therefor under Article 34 hereof, in each case as liquidated damages, it being understood and agreed that Owner's damages in the event of such termination of this lease would be difficult or impossible to ascertain and, under the circumstances, the amount of the Security Deposit is a fair and reasonable approximation of such damages and not a penalty.

In the event a letter of credit is held by Owner pursuant to the terms hereof, and in the event the Issuing Bank fails to promptly pay any partial sight draft on the letter of credit in accordance with its terms, Owner may, at its option and without notice to Tenant or other action on Owner's part, draw down the entire letter of credit and thereafter hold the proceeds thereof in cash.

(e) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber the letter of credit, if any, and that none of Owner, its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f) Every letter of credit deposited with Owner hereunder, if any, shall be transferable by its terms without charge to Owner or the transferee and shall name Owner and its successors, or any assignee of Owner, as the beneficiary thereunder. Upon any transfer of such security in connection with a sale or other transfer of the Land or the Building, Owner shall be relieved of all further responsibility and liability with respect to such Security Deposit and Tenant agrees to look solely to such assignee of Owner for the return of the letter of credit or the proceeds thereof. The provisions of the preceding sentence are self-operative without the need for further documentation. In the event a letter of credit is held by Owner pursuant to the terms hereof, Tenant shall not assign or encumber or attempt to assign or encumber the letter of credit or any of the proceeds thereof. In addition, each letter of credit deposited with Owner hereunder shall provide that Owner may, without the consent or involvement of Tenant, cause the issuer of the letter of credit to amend such letter of credit so as to name therein any successor to Owner (whether by merger, consolidation, reorganization, assignment or otherwise as permitted by applicable Legal Requirements) as the beneficiary thereof in lieu of the named owner herein or any successor-in-interest thereto. All costs relating to any such amendment to or transfer of said letter of credit shall be the responsibility of Tenant, and each letter of credit deposited with Owner hereunder shall provide that the payment of such costs shall be either deducted from Tenant's account with the issuer of the letter of credit or billed directly to Tenant, without any involvement or action on the part of Owner."

(g) If (a) Tenant has not previously defaulted in its obligation to pay any Base Rent or additional rent to Owner within the time periods set forth in this lease and (b) no default hereunder beyond applicable notice and cure periods then exists, then, provided that Tenant complies with the provisions of this Article 34(g), (i) on the third (3rd) anniversary of the Rent Commencement Date, the amount of the letter of credit or cash security shall be reduced to $ [***] and (ii) provided the amount of the letter of credit or cash security shall have previously been reduced pursuant to the preceding clause (i), on the fifth (5th) anniversary of the Rent Commencement Date the amount of

20

the letter of credit or cash proceeds of the letter of credit shall be reduced to $ [***] The letter of credit or cash security shall be reduced as follows: (A) if in the form of cash security, Owner shall, within ten (10) business days following notice by Tenant to Owner that Tenant is entitled to reduce the amount thereof pursuant to this Article 34(g), deliver to Tenant the amount by which the cash security is reduced, or (B) if in the form of a letter of credit, Tenant shall either (x) deliver to Owner a consent to an amendment to the letter of credit (which amendment must be reasonably acceptable to Owner in all respects), reducing the amount of the letter of credit by the amount of the permitted reduction, and Owner shall execute such consent and such other documents as are reasonably necessary to reduce the amount of the letter of credit in accordance with the terms hereof, or (y) deliver a substitute letter of credit in compliance with this Article 34 which Owner will simultaneously exchange for the existing letter of credit and Owner shall consent to the cancellation of such existing letter of credit. If Tenant delivers to Owner a consent to an amendment to the letter of credit in accordance with the terms hereof, Owner shall, within ten (10) business days after delivery of such consent, either (1) provide its reasonable objections to such amendment or (2) execute such consent in accordance with the terms hereof."

55. Building Directory and Signs:

At the written request of Tenant, Owner shall list on the Building's directory the name of Tenant, any other entity permitted to occupy any portion of the demised premises under the terms of this lease, and the executive officers, resident partners or employees of each of the foregoing entities provided the number of names so listed does not exceed five (5). The listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this lease or in the demised premises nor constitute Owner's consent to any assignment or sublease to, or occupancy of the demised premises by, such party or entity. In addition, Tenant shall have the right, at its cost and expense, to furnish and install a Building Standard sign identifying Tenant and any authorized subtenant on the entrance door of the demised premises provided that: (i) Owner shall first approve in writing the style, size, color, design and location of such sign and any changes to same; and (ii) Tenant shall, at its sole cost and expense, remove such sign from the entrance door to the demised premises on or before the expiration or any earlier termination of this lease and promptly repair and restore any damage to such door and/or the Building caused by such removal.

56. Certain Rights Reserved by Owner:

Owner hereby reserves and shall have the following rights, each of which Owner may exercise without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the demised premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

(i) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

(ii) To retain at all times, and to use in appropriate instances, keys to all doors within and into the demised premises, and to access the demised premises at any time. Notwithstanding the provisions for Owner's access to portions of the demised premises, Tenant relieves and releases Owner of all responsibility arising out of theft, robbery and pilferage. Upon the expiration of the Term or of Tenant's right to possession of the demised premises, Tenant shall return all keys to Owner and shall disclose to Owner the combination of any safes, cabinets or vaults left in the demised premises.

(iii) To designate that window treatments shall consist of blinds adopted by Owner as the standard for the Building and to designate and approve, prior to installation, all types of additional window shades, blinds or draperies.

21

(iv) Tenant shall not install or operate any equipment or machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the demised premises without the prior written consent of Owner. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Owner reserves the right to require permits before allowing any property to be moved into or out of the Building.

(v) To regulate delivery and service of supplies in order to insure the cleanliness and security of the demised premises and to avoid congestion of the loading docks, receiving areas and freight elevators.

(vi) To retain exclusive control and management over all common areas and the roof of the Building, expressly reserving to Owner the right to alter, eliminate, enlarge or otherwise make such changes to the common areas and the roof of the Building as Owner, in its sole discretion, shall deem desirable and, if any such common areas and roof are changed into usable or rentable areas, to retain, for Owner's own account, all receipts in respect thereof. Owner may operate, manage, equip, light and maintain the common areas and the roof of the Building in such manner as Owner may from time to time determine, and Owner shall have the right and exclusive authority to employ and discharge all personnel with respect thereto. Owner reserves the right to grant to third parties the non-exclusive right to cross over and use in common with Owner and all tenants of the Building such common areas and roof as are designated from time to time by Owner.

57. Notices by Owner's Agent:

Supplementing the provisions of Article 28 hereof, Tenant agrees that whenever Owner is required or desires to send any notice or other communication to Tenant under or pursuant to this lease, such notice or communication, if sent by one of Owner's agents (of whose agency Owner shall have advised Tenant), for all purposes shall be deemed to have been sent by Owner. Owner hereby advises Tenant that Owner's current agent is TF Cornerstone Inc., 387 Park Avenue South, 7th floor, New York, New York 10016.

58. Maintenance of Demised Premises:

Owner shall not be responsible for the upkeep or maintenance of the demised premises or any installation or fixtures therein. In no event shall Owner be responsible for or insure any installation, fixtures, betterments or leasehold improvements made by or for the benefit of Tenant. Should Owner hereafter agree, in writing or otherwise, at the request of Tenant or otherwise, to do any work in or in respect of the demised premises, same shall be paid for by Tenant not later than ten (10) days after being billed therefor, at a rate and sum equal to the cost to Owner of any such work plus 21% of such cost.

59. Fees and Expenses:

Whenever any default, request or other action or inaction by Tenant causes Owner to engage an attorney, architect, engineer or other professional and/or incur any other costs or expenses, Tenant agrees that it shall pay and/or reimburse Owner for such out of pocket costs or expenses within ten (10) days after being billed therefor as additional rent. Tenant hereby acknowledges and agrees that Owner may as a condition to the effectiveness of its approval or consent to any request by Tenant require that Tenant reimburse Owner for the amount of any reasonable attorneys', architects' and/or engineers' fees and other costs and expenses incurred by or on behalf of Owner in acting upon or in any manner relating to such request, but that Tenant shall be and remain obligated to reimburse Owner as aforesaid whether or not Owner requires such reimbursement from Tenant as a condition to the effectiveness of any approval or consent and whether or not Owner shall have granted or thereafter grant such approval or consent. Additionally, Tenant shall pay to Owner as additional rent upon demand the amount of all out-of-pocket expenses actually incurred by Owner

22

for field supervision, coordination and general conditions in connection with any alterations, improvements, changes, decorations or additions (collectively, "Work") done by or on behalf of Tenant in or to the demised premises.

60. Liens:

Tenant shall not create or suffer to be created or to remain, and shall (within thirty (30) days of the filing or imposition thereof) remove or discharge, by bonding or payment, any lien, encumbrance or charge upon the demised premises, the Building or the real property of which the same forms a part caused by or in any manner related to any act or alleged act of commission or omission on the part of Tenant, or any of its agents or contractors. Further, should any such lien be bonded and should Owner, CHC, the City or any of their agents be thereafter named as a party to any action or proceeding in respect of such bond or claim, Tenant agrees to indemnify and save harmless Owner, CHC, the City and all of their agents in respect thereof and to pay all costs and expenses (including reasonable legal fees) of Owner, CHC and the City related thereto. Tenant agrees to surrender the demised premises free and clear of all liens, charges or encumbrances thereon of every nature and description, and free and clear of all violations thereon placed by any governmental or quasi-governmental body resulting from any act of omission or commission on the part of Tenant or any of its agents or contractors, or otherwise related to Tenant's use or occupancy of the demised premises. Nothing in this lease contained shall be construed as constituting the consent or request of Owner, CHC or the City to any contractor, laborer or materialman for the performance of any labor or services or the furnishing of any materials for the improvement or repair of the demised premises.

61. Alterations:

(a) Before proceeding with any Work Tenant shall, in addition to fulfilling all of its obligations under Article 3 hereof, submit to Owner: (i) copies of all contracts relating to the Work, (ii) a certificate addressed to Owner and CHC from an architect or engineer licensed as such in the State of New York who maintains at least $3,000,000 of insurance ("Tenant's Architect") stating that the Work will not reduce the value of the Building, violate any Legal Requirement, affect the exterior walls or appearance of the Building, Carnegie Hall, the connections between the Building and Carnegie Hall or the structural integrity of the Building (including without limitation, the roof of the Building) and estimating the cost of the Work; and (iii) for Owner's approval (and for submission to CHC if Owner elects), complete plans and specifications for the Work prepared, signed and sealed by Tenant's Architect and shall obtain Owner's written approval thereof. Owner's approval of such plans and specifications (or of any revisions thereto) shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that they are in compliance with any legal, insurance or other requirements, nor shall any approval impose any present or future liability on Owner, waive any of Owner's rights or release Tenant of any of its obligations hereunder. Additionally, Owner may, as a condition to granting such approval, require such security as Owner in its reasonable discretion may determine is necessary to ensure the lien free and timely completion of the Work. Tenant shall be solely responsible, once Owner has approved such plans, for obtaining all governmental and quasi governmental approvals thereof and of the Work.

(b) Promptly following the completion of any Work (and, in any event within sixty (60) days thereafter), Tenant shall, at Tenant's sole cost and expense, deliver to Owner: (i) two (2) sets of "as-built" plans and specifications for the Work; (ii) all original sign offs or other governmental approvals relating thereto; (iii) evidence that the Work has been paid for in full; (iv) copies of Tenant's records, checks and/or invoices indicating the cost of the Work; (vi) a certification by Tenant's Architect that all Work was completed in accordance with the plans and specifications approved by Owner; and (vii) a new architectural floor plan showing all demising walls within the demised premises to be in compliance with all laws and any directives issued by the New York City Fire Department with respect to the Building's fire safety and emergency action plan, which drawing shall be submitted on CD media in CAD (in DWG format) and in

23

PDF copy. Tenant shall reimburse Owner for all out of pocket costs and fees incurred by Owner in connection with the submittal and review of the Tenant's plans as they relate to the Building's fire safety and emergency action plan, including, without limitation, any fees of Owner's architects and the New York City Fire Department.

(c) Owner hereby notifies Tenant that: (i) the Building is located on a landmark site and is subject to Title 25, Chapter 3 of the Administrative Code of the City of New York (the "Landmarks Law"); (ii) in accordance with Sections 305, 306, 309 or 310 of the Landmarks Law Tenant must obtain a permit from the Landmarks Preservation Commission of the City of New York before commencing any exterior or interior work in or to the demised premises and/or the Building, except for ordinary repair and maintenance as that term is defined in Subdivision (r) of Section 302 of the Landmarks Law; and (iii) any sublease of the demised premises and any assignment of this lease shall contain a provision identical to this Paragraph (c).

(d) Nothing contained in this Article shall limit or qualify the provisions of Article 3 hereof except as expressly and specifically set forth in this Article. The provisions of this Article are in addition to the provisions contained in Article 3.

(e) Prior to commencing any Work which requires Owner's consent, Tenant shall, at Tenant's expense, (a) obtain and deliver to Owner copies of all required permits and authorizations of any governmental or quasi-governmental authority for such Work, (b) deliver to Owner any security required by this Lease, (c) deliver to Owner copies of the fully executed contracts between Tenant and its contractor(s), (d) deliver to Owner, any additional documents or materials related to the Work as required by Owner's insurance carrier, and (e) deliver to Owner certificates (in form and substance reasonably acceptable to Owner) evidencing the following insurance coverages from each contractor and subcontractor:

(i) worker's compensation insurance covering all persons to be employed in the performance of any Work, and

(ii) commercial general liability insurance on a primary and non-contributory basis with a limit of liability approved by Owner, and with contractual liability coverage, naming Owner, Owner's managing agent, if any, any Superior Lessor and any Superior Mortgagee as additional insureds, and

(iii) comprehensive automobile liability insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with a limit of liability approved by Owner, and

(iv) builders risk insurance for the full value of the portion of the Work to be performed by such contractor and subcontractor.

Tenant shall not commence the Work until it has written approval from Owner that the above items have been satisfactorily furnished and Tenant may commence said Work.

(f) Owner hereby approves, in concept, the installation by Tenant, at Tenant's sole cost and expense, of (i) data and cabling in the demised premises as required for Tenant's business operations in the demised premises, (ii) card key access to the demised premises, and (iii) up to three (3) offices, all subject to Owner's receipt and approval of final plans and specifications therefor (which approval shall not be unreasonably withheld, conditioned or delayed as provided above), all of which shall be performed in accordance with all of the applicable terms and conditions of this lease and Owner's building rules and regulations, and, with respect to subclause (iii), such work shall be performed, at Tenant's sole cost and expense, by a contractor designated by Owner.

62. <u>Miscellaneous</u>:

(a) If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the

24

remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

(b) This lease shall be governed in all respects by the internal laws of the State of New York.

(c) If, in connection with obtaining financing for the Building and or Owner's interest therein and/or in the land on which the Building is situated, a bank, insurance company or other prospective lender shall request reasonable modifications to this lease as a condition to such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold hereby created.

(d) Without incurring any liability to Tenant, Owner may permit access to the demised premises and open same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Owner hereunder shall not be deemed a recognition by Owner that the person or official making such demand has any right or interest in or to this lease, or in or to the demised premises), or upon demand of any representative of the fire, police, Building, sanitation or other department of the city, state or federal governments.

(e) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this lease.

(f) Tenant shall not place or permit to be placed any vending machines in the demised premises.

(g) Neither Tenant nor any corporation or other entity controlling, controlled by or under common control with Tenant shall occupy any space in the Building (whether by accepting an assignment or a lease, entering into a license or sublease, or otherwise) other than the demised premises, except with the prior written consent of Owner in each instance.

(h) Tenant agrees that its sole remedies in cases where it disputes Owner's reasonableness in exercising its judgment or withholding its consent or approval (as applicable) pursuant to a specific provision of this lease, or any rider or separate agreement relating to this lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

(i) The Article headings of this lease are for convenience only and are not to be given any effect whatsoever in construing this lease.

(j) This lease shall not be binding upon Owner unless and until it is signed by Owner and a fully executed copy thereof is delivered to Tenant or Tenant's counsel.

(k) Tenant agrees that Tenant will not at any time during the Term, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant, Owner or others in the maintenance and/or operation of the Building or any part thereof.

(l) The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Building directory, if any, or otherwise, shall not operate

25

to vest in the named party any right or interest in this lease or in the demised premises, nor shall it be deemed to constitute the consent of Owner to any assignment or transfer of this lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

(m) In the event of a conflict or inconsistency between the provisions of this rider and the provisions of the printed portion of this lease (comprised of Articles 1 through 36), the provisions of this rider shall in all events govern and prevail.

(n) Tenant shall be responsible for maintaining the demised premises rodent and insect free. Extermination services shall be provided by Tenant on a monthly basis and additionally as required by Owner by such exterminator and such exterminating company or companies as shall then be designated by Owner to provide such services to the Building.

(o) All bills, invoices or statements rendered to Tenant pursuant to the terms of this lease shall be deemed binding upon Tenant and determined by Tenant to be correct in all respects if, within sixty (60) days after its receipt of same, Tenant fails to notify Owner, in writing, that it disputes such bill, invoice or statement, except such time limit shall not apply to manifest error.

(p) Tenant shall not use the words "Carnegie Hall" in any advertising or for any other promotional or profit-making purpose whatsoever and any sublease of all or any part of the demised premises and any assignment of this lease shall contain a provision identical to this Paragraph (p).

(q) Tenant hereby covenants and agrees for itself and any assignee, subtenant or other occupant claiming by, through or under Tenant: (i) to complete and return to New York City Public Development Corporation ("PDC") within thirty (30) days after written request therefor a questionnaire on the form prescribed by PDC (the "Questionnaire") with respect to the employment of personnel at the demised premises; (ii) in good faith to consider such proposals as the City or City-related entities may make with regard to filling employment opportunities created at the demised premises; (iii) to provide the City or City-related entities with the opportunity to: (a) refer candidates who are residents of the City having the requisite experience for the opportunities in question; and (b) create a program to train residents of the City for those opportunities; and (iv) within thirty (30) days after demand to: (a) report to PDC, on an annual basis during the term hereof, the actual number of jobs then created at the demised premises and Tenant's response to any proposals, personnel referrals and training programs made and/or created by the City, as described in clauses (ii) and (iii) of this Paragraph; and (b) deliver to PDC all forms reasonably required to be delivered pursuant to the Questionnaire. Tenant hereby acknowledges that the covenants and agreements in this Paragraph are for the benefit of PDC and the City. The provisions of this Paragraph 62(q) shall only be applicable if required by any Legal Requirement.

(r) Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Building, and consents, without further consideration, to any utilization of such rights by Owner, CHC, the City or any third party and agrees to promptly execute and deliver any instruments which may be requested by Owner including, without limitation, instruments merging zoning lots, evidencing such acknowledgement and consent. The provisions of this Paragraph shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 of the Zoning Resolution of the City).

(s) Tenant hereby agrees that it shall not claim or seek to claim any sales or other tax exemption by reason of the City's ownership of the Building or the Land. If any sales or other tax is payable with respect to any cleaning or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and

26

hold Owner harmless from and against any loss, damage or liability suffered or incurred by Owner on account thereof.

(t) Tenant shall not record this lease or any memorandum thereof and any attempt to do so shall be and be deemed a material default by Tenant hereunder.

(u) All Exhibits attached to this lease are incorporated into this lease. If any provision contained in any Exhibit hereto is inconsistent or in conflict with any other provision of this lease, the provision contained in such Exhibit shall supersede said other provision and shall control, unless a stricter standard for Owner's or Tenant's behavior is contained in this lease.

(v) In addition to Base Rent, all other payments required to be made by Tenant hereunder shall be deemed to be additional rent, whether or not the same shall be designated as such, and in the event of the non-payment thereof, Owner (in addition to and not in limitation of its other rights and remedies, whether herein reserved or as may be provided by law or in equity) shall have all of the rights and remedies in respect thereof as are herein or otherwise provided in the case of the non-payment of Base Rent.

63. OFAC Certification and Indemnification:

(a) Tenant represents, warrants and certifies that Tenant is not now and has never been nor shall it be at any time prior to the mutual execution and delivery of this lease by Owner and Tenant an individual, corporation, partnership, limited partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "Person") with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a "U.S. Person"), is prohibited from transacting business of the type contemplated by this lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC ("Specially Designated Nationals and Blocked Persons")) or otherwise. Neither Tenant nor any Person who owns an interest in Tenant (collectively, a "Tenant Party") is now or has ever been, nor shall be at any time prior to the mutual execution and delivery of this lease by Owner and Tenant, a Person with whom a U.S. Person, including a "financial institution" as defined in 31 U.S.C. 5312 (a)(z), as periodically amended ("Financial Institution"), is prohibited from transacting business of the type contemplated by this lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(b) Tenant represents, warrants and certifies that it has taken, and shall continue to take until the Expiration Date, such measures as are required by applicable law to assure that the funds used to pay Owner Base Rent, additional rent and any other charges due hereunder are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and, to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(c) Tenant represents, warrants and certifies that neither Tenant nor any Tenant Party or any Person providing funds to Tenant: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United

27

States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined in this Paragraph); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of subclause (i) of the previous sentence, the term "Anti-Money Laundering Laws" shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act of 1970, as amended, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(d) Tenant represents, warrants and certifies that it is in compliance with any and all applicable provisions of the Patriot Act.

(e) For a period of two (2) years after the Expiration Date, Tenant agrees to cooperate with Owner, and to cause each Tenant Party to cooperate with Owner, in providing such additional information and documentation respecting Tenant's and each Tenant Party's legal or beneficial ownership, policies, procedures (to the extent required by applicable laws) and sources of funds as Owner deems reasonably necessary or prudent to enable Owner to comply with Anti-Money Laundering Laws now in existence or hereafter enacted or amended.

(f) Tenant hereby agrees to forever defend, indemnify and hold harmless Owner from and against any and all claims, damages, costs, fines, penalties, losses, risks, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising from or related to a breach of any of the foregoing representations, warranties, certifications and agreements.

END OF RIDER

28